UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TranSwitch Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 23, 2013

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of TranSwitch Corporation, a Delaware corporation (the “Corporation”), will be held on Thursday, May 23, 2013, at 10:00 A.M., local time, at the Scinto Corporate Park, Tower 3 — Auditorium, 3 Corporate Drive, Shelton, CT 06484 for the following purposes:

1.	To elect seven directors to the Corporation’s Board of Directors to serve until the next Annual Meeting of Shareholders in 2014;
2.	To ratify the appointment of Marcum LLP as the Corporation’s independent certified public accountants for the fiscal year ending December 31, 2013;
3.	To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock by an additional 50,000,000 shares;
4.	To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock, and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split within the range of one-for-two up to one-for-twenty, or (ii) to not complete the Reverse Split;
5.	To add an additional 100,000 shares to the 2005 Employee Stock Purchase Plan as amended;
6.	To approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in accordance with the rules of the Securities and Exchange Commission; and
7.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

The Board of Directors fixed the close of business on March 28, 2013, as the record date (the “Record Date”) for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2013.

In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our shareholders to advise them of the availability on the Internet of our proxy materials related to our Annual Meeting. The rules allow us to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our shareholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website.

Our proxy statement and proxy are enclosed along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These materials are also available at http://www.transwitch.com.

By Order of the Board of Directors,

Thomas P. Richtarich
Corporate Secretary

Shelton, Connecticut
April 22, 2013

Three Enterprise Drive
Shelton, Connecticut 06484

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Corporation’s Board of Directors of proxies for use in voting at the Annual Meeting of Shareholders to be held on Thursday, May 23, 2013, at 10:00 A.M., local time, at the Scinto Corporate Park, Tower 3 — Auditorium, 3 Corporate Drive, Shelton, CT 06484, or at any continuation or adjournments thereof.

This Proxy Statement, the enclosed proxy card and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, are being mailed and made available electronically to shareholders entitled to vote at the Annual Meeting on or about April 22, 2013.

Revocability of Proxies

The execution of a proxy will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting. Deliveries to the Corporation should be sent to its principal executive office, addressed to Mr. Thomas Richtarich, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484.

Voting Securities

The Board of Directors has fixed the close of business on March 28, 2013 as the Record Date. Only shareholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournments thereof. As of the Record Date, 37,570,132 shares of common stock, $.001 par value per share (the “Common Stock”), of the Corporation were issued, outstanding and held of record by 158 shareholders.

Voting and Solicitation

On each proposal submitted to a vote at the Annual Meeting, each shareholder is entitled to cast one vote for each share of Common Stock held as of the record date. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

The persons named as attorneys in the proxies, Dr. M. Ali Khatibzadeh and Mr. Robert A. Bosi, were selected by the Board of Directors and are directors and/or named executive officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by them, or one of them if both are not available, as stated below. Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

At the Annual Meeting, the shareholders will consider and vote on proposals to: (1) elect the nominated directors (the “Nominees”); (2) ratify the appointment of Marcum LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (3) approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock; (4) approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock, and grant to the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split within the range of one-for-two up to one-for-twenty, or (ii) to not complete the Reverse Split; (5) approve an amendment to the TranSwitch Corporation 2005 Employee Stock Purchase Plan to increase by 100,000 the number of shares of Common Stock available for purchase thereunder; (6) approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in accordance with the rules of the Securities and Exchange Commission; and (7) to transact such other business as may properly come before the meeting and any continuations or adjournments thereof, as further described in this Proxy Statement.

Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In the election of directors, the seven Nominees receiving the highest number of affirmative votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting shall be elected as directors. For Proposals 2 and 5, the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, and voting on that matter is required for approval. For such Proposals, abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of determining whether a quorum exists, but are not considered as shares voting or as votes cast with respect to such matter. As a result, abstentions and broker “non-votes” will not have any effect on such proposals. For Proposals 3 and 4, the affirmative vote of a majority of the outstanding shares of Common Stock, in person or represented by proxy, and entitled to vote on the matter is required for approval. Therefore, shares of Common Stock voted to abstain and shares of Common Stock subject to broker non-votes have the practical effect of being votes against the matter. For Proposal 6, the vote is advisory and not binding on us or the Board in any way. Therefore, there is no vote required for approval. However, the Board and the Compensation Committee will take into account the outcome of the vote when making future decisions regarding our executive compensation programs. Shares of Common Stock represented by properly completed proxies that have not been revoked will be voted at the Annual Meeting. For purposes of qualifying as a properly completed proxy, the proxy has to be received, properly marked, dated and signed, or it has to be submitted via the Internet or by telephone by following the instructions on the proxy card. An automated system administered by Broadridge Financial Solutions tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately.

Internet and Telephone Voting

For shares of common stock that are beneficially owned and held in “street name” through a broker or other nominee, shareholders have the opportunity to vote via the Internet or by telephone by utilizing a program provided through Broadridge Financial Solutions. Votes submitted electronically via the Internet or by telephone through this program must be received by 11:59 p.m., Eastern Daylight Time, on May 22, 2013. The giving of such a proxy will not affect the right to vote in person, should the stockholder decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

Costs of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation, the Board of Directors has nominated seven persons for election as directors of the Corporation at the Annual Meeting (the “Nominees”). All of the Nominees are currently members of the Corporation’s Board of Directors.

The directors of the Corporation are elected annually and hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Shares of Common Stock represented by all proxies received by the Board of Directors and not marked to vote for any individual Nominee or for all Nominees will be voted for the election of the Nominee or Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the shareholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.

The following table sets forth the directors of the Corporation, their ages as of March 20, 2013, and the positions currently held by each such person with the Corporation. The table also sets forth the nominees who are currently being presented by the Nominating and Corporate Governance Committee of the Board of Directors.

Name	Age	Year Appointed	Position	Nominee	Committee Participation
					Compensation	Nominating & Corporate Governance	Executive	Audit and Finance
Mr. Richard Lynch	64	2010	Chairman	X		X	C
Mr. Faraj Aalaei	51	2008	Director	X				X
Mr. Thomas Baer	76	2008	Director	X	X	C	X
Mr. Herbert Chen	52	2008	Director	X	X
Dr. M. Ali Khatibzadeh	52	2009	Director	X			X
Mr. Gerald Montry	74	2000	Director	X	C			X
Mr. Sam Srinivasan	68	2008	Director	X		X		C

(X)	Member of Committee
(C)	Chairman of Committee

There are no family relationships among any of the directors or named executive officers of the Corporation.

Nominees Who Are Current Directors

Mr. Richard Lynch became a director of the Corporation in December 2010 and became Chairman in July 2012. Mr. Lynch currently serves as a director of BlackBerry and as a director of Ruckus Wireless. Mr. Lynch most recently was the Executive Vice President for Verizon Communications, with responsibility for delivering specific strategic technology initiatives across the enterprise. Before being appointed to this position in October 2010, Mr. Lynch was Executive Vice President and Chief Technology Officer for Verizon Corporation since 2007. Prior to this, Mr. Lynch was the Executive Vice President and Chief Technology Officer for Verizon Wireless since its formation in 2000, and before that, had held the same position at Bell Atlantic Mobile since 1990. In these positions, he was responsible for network technology selection and planning as well as network operations. Mr. Lynch is a graduate of Lowell Technological Institute (now University of Massachusetts) where he received bachelor’s and master’s degrees in Electrical Engineering. He has also completed post graduate work at the Wharton School of the University of Pennsylvania and the Johnson School of Management at Cornell University.

Mr. Faraj Aalaei became a director of the Corporation in October 2008. He is currently the President and Chief Executive Officer of Aquantia Corporation. Prior to this, Mr. Aalaei served as Chief Executive Officer and was one of the founders of Centillium Corporation. Mr. Aalaei served as the Vice President, Marketing and Business Development from Centillium’s inception in February 1997 until January 2000, when he was named Chief Executive Officer. Prior to co-founding Centillium, Mr. Aalaei was Director of Access Products at Fujitsu Network Communications, Inc., a designer and manufacturer of fiber-optic transmission and broadband switching platforms, from October 1993 to February 1997. Mr. Aalaei received a B.S. in Electrical Engineering Technology from Wentworth Institute of Technology, an M.S. in Electrical Engineering from the University of Massachusetts and an M.B.A. from the University of New Hampshire. Mr. Aalaei holds three U.S. patents.

Mr. Thomas Baer became a director of the Corporation in May 2008. Mr. Baer has previously served as a special advisor to Ideation Acquisition Corp., a special purpose acquisition corporation seeking acquisitions in the digital media space. Mr. Baer founded Baer & McGoldrick, now Schulte, Roth and Zabel, a New York and then London based law firm. From 1961 to 1966, Mr. Baer served as an Assistant United States Attorney for the Southern District of New York. Since 1983, Mr. Baer has been active as a motion picture producer and as an executive in the entertainment and media industry in partnership with Michael H. Steinhardt. Mr. Baer is a graduate of Tufts University and Yale Law School.

Mr. Herbert Chen became a director of the Corporation in May 2008. Mr. Chen is the co-founder and managing member of Lattanzio Chen Management, LLC, an investment firm based in New York, New York that he founded in 2005. He also founded the investment firm of Chen Capital Management, Inc. in 1993. In addition, Mr. Chen was a partner at Steinhardt Partners, LP from 1991 to 1993. Mr. Chen does not sit on the board of directors of any other corporation. Mr. Chen received a B.A. from Brown University in 1982 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1987.

Dr. M. Ali Khatibzadeh became a director of the Corporation in December 2009. He has been President and Chief Executive Officer of the Corporation since December 2009. Dr. Khatibzadeh has over twenty years of engineering and general management experience in the communications semiconductor industry. Prior to his appointment at the Corporation, he was Senior Vice President and General Manager of the RF Products Business Unit of Anadigics (NASDAQ: ANAD) from April 2009 to October 2009. He also served Anadigics as Senior Vice President and General Manager of the Wireless Business Unit from August 2005 to April 2009 and as Vice President of the Wireless Business Unit from June 2000 to August 2005. Prior to Anadigics, Dr. Khatibzadeh was Director of Technology for Ericsson in its American Business Unit and Worldwide RF IC Design Manager at Texas Instruments Wireless Communications Business Unit. Dr. Khatibzadeh holds a B.S., M.S., and Ph.D. in Electrical Engineering as well as a B.S. in Physics from North Carolina State University.

Mr. Gerald Montry became a director of the Corporation in May 2000. He served as Chairman from May 2008 to July 2012. Since 1998, Mr. Montry has been the Managing Partner of Mont Reuil & Co., a private investment firm. From 2002 to 2008, Mr. Montry served as a member of the Board of Directors of Intervoice Corporation, a developer of voice recognition and speech automation applications and held the positions of Chairman of the Board and Chairman of the Audit Committee. Intervoice was acquired by Convergys in 2008. From 1986 through its acquisition by Alcatel in 1998, Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a telecommunications equipment provider. He also served as a member of the DSC Board of Directors. Prior to his tenure at DSC, Mr. Montry held management positions within the aerospace, defense and computer industries.

Mr. Sam Srinivasan became a director of the Corporation in October 2008. Currently, Mr. Srinivasan serves as the lead director for Inphi Corporation. He is also the Chairman of the Audit Committee for Inphi and serves on its compensation and governance committee. He is also the Chairman of the Audit Committee for Newport Media. From 2004 to June 2009, he served on the board of SiRF Technology Holdings, Inc., a semiconductor company. From 2006 to 2008, he served on the board of Centillium Communications, Inc. From 2008 to December 2009, he served on the board of Leadis Technology, Inc. From May 2000 until March 2002, he served as Founder and Chairman of Health Language, Inc. From November 1988 until March 1996, he served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic. From

May 1984 until November 1988, he served as director of internal audits and subsequently as Corporate Controller of Intel Corporation. Mr. Srinivasan holds an M.B.A. from Case Western Reserve University, Cleveland, Ohio.

Discussion of Nominees

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy and, for incumbent directors, his or her past performance.

The Nominating and Corporate Governance Committee has reviewed the qualifications of each of the Nominees and believes that the Nominees have a diverse blend of experience and attributes which will benefit the Corporation in the upcoming year. A summary of the Committee’s review follows:

Mr. Lynch has valuable experience as a director of a large public company. He also has extensive experience as a senior executive in the telecommunications industry leading Verizon’s technology direction in the mobile and wireline broadband markets. His knowledge of current trends in the telecommunications and consumer markets is extremely valuable in shaping the Corporation’s product and business strategies.

Mr. Aalaei has extensive experience as a senior executive in the communications semiconductor industry. His knowledge of current markets and technology trends benefits the Board in its consideration of strategic initiatives and the operations of the Corporation.

Mr. Baer has considerable experience in advising companies, particularly in mergers and acquisitions. He is an independent Board member and his extensive legal and business expertise is most valuable to the Board.

Mr. Chen has more than 20 years of investment management experience. As a major shareholder in the Corporation, he is a valued contributor to Board discussions, particularly regarding business strategy and financial performance. Prior to joining the Board, Mr. Chen followed the Corporation as an industry analyst and has extensive knowledge of the telecommunications industry.

Dr. Khatibzadeh has served as President and Chief Executive Officer since December 2009. The Board believes it is beneficial to have the President and Chief Executive Officer also serve as a director. The Board benefits from his experience as an executive in the communications semiconductor industry.

Mr. Montry, a long time independent Board member of TranSwitch and other companies, has substantial financial expertise and experience as a senior executive in the telecommunications industry. Mr. Montry is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended.

Mr. Srinivasan was a director of Centillium Communications prior to its acquisition by TranSwitch and he currently serves as a director for other companies. He has considerable experience as a senior financial executive in the telecommunications industry. Mr. Srinivasan is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended.

Vote Required

The seven nominees for director receiving the highest number of affirmative votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR ELECTION OF THE NOMINEES AS DIRECTORS OF THE CORPORATION

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Aalaei, Baer, Chen, Lynch, Montry, and Srinivasan has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s director independence standards and the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s and NASDAQ’s director independence standards. Please also see the section entitled “Related Party Transactions” below.

The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met four times in person and six times via the telephone during the fiscal year ended December 31, 2012. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves. The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation’s annual meeting of shareholders, although it does encourage attendance by the directors. Of the seven members of the Board of Directors who were serving as directors at the 2012 annual meeting of shareholders, all were in attendance at such meeting. During 2012, the Board of Directors held executive sessions on a regular basis that excluded the Chief Executive Officer and President, who is a member of management and is not independent.

Any holder of the Corporation’s securities that wishes to communicate directly with an individual member of the Board of Directors or the Board as a whole may do so by sending such communication to the director or directors at TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. For more information regarding Security Holder — Board Communications, please see the Policy Governing Director Nominations and Security Holder — Board Communications at the Investor Relations section of the Corporation’s website http://www.transwitch.com.

Board Leadership Structure

The Corporation separates the roles of Chairman of the Board and Chief Executive Officer. The Board feels that having separate positions allows each individual to focus on the primary responsibility of their position. The Chief Executive Officer provides the strategic vision for the Corporation and manages its day-to-day operations. The Chairman provides guidance to the Chief Executive Officer and manages the activities of the Board.

Risk Oversight

The Board of Directors has overall responsibility for risk oversight in the Corporation. This responsibility is delegated to each committee of the Board, which focuses on the risk in its particular scope. The Audit Committee assesses the risk in the Corporation’s financial position and any risk in its system of internal controls. The Compensation Committee examines the risk created by its employee related policies.

Audit Committee

The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consisting of Messrs. Sam Srinivasan (Chairman), Faraj Aalaei, and Gerald Montry, oversees the accounting and financial reporting processes of the Corporation and the audit of the financial statements of the Corporation. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing with the Corporation’s independent auditors (i) the scope and timing of their audit services and any other services the independent auditors are asked to perform and (ii) the independent auditor’s report on the Corporation’s consolidated financial statements and its internal control over financial reporting following completion of their audit. The Audit Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (ii) serves as the Qualified Legal Compliance Committee of the Corporation in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”)

thereunder, (iii) recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (vi) determines the funding from the Corporation that is necessary or appropriate to carry out the Audit Committee’s duties. The Audit Committee met nine times during the fiscal year ended December 31, 2012.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Compensation Committee

The Compensation Committee of the Board of Directors, currently consisting of Messrs. Gerald Montry (Chairman), Thomas Baer, and Herbert Chen, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s 2008 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan. The Compensation Committee met four times during the fiscal year ended December 31, 2012.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors, currently consisting of Messrs. Thomas Baer (Chairman), Richard Lynch, and Sam Srinivasan, is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors, (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors, and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure compliance by the Board of Directors with its fiduciary duties to the Corporation and its shareholders. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2012. The Nominating and Corporate Governance Committee will consider nominations for directors from the shareholders delivered pursuant to the Policy Governing Director Nominations and Security Holder — Board Communications which is available on the Corporation’s website.

Shareholders wishing to bring a nomination for a director candidate before a shareholders’ meeting must give written notice to the Nominating and Corporate Governance Committee c/o Mr. Robert A. Bosi, Vice President and CFO, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. Such shareholder’s notice must set forth all information relating to each person whom the shareholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder — Board Communications.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com. The Policy Governing Director Nominations and Security Holder — Board Communications can also be found at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

For more information regarding the governance of our Corporation, you are invited to access the Investor Relations section of our website available at http://www.transwitch.com.

Compensation of Directors

Directors who are not employees of the Corporation receive compensation in the form of cash and Restricted Stock Units as follows:

	Cash	Value of RSUs
Annual retainer	$20,000	$40,000
Board Chair	$20,000	$20,000
Committee Chair	$5,000	—
Member – Audit Committee	$10,000	$10,000
Member – Compensation Committee	$10,000	$8,000
Member – Other Committees	$10,000	$7,000

Cash compensation is paid quarterly. In June 2012, the Board of Directors approved a resolution allowing directors the option of being paid their cash compensation in either cash or RSUs, with the number of RSUs being equal to the cash compensation that would have been payable divided by the closing price of the Corporation’s common stock on the date of the grant.

RSUs are granted semi-annually, at the December and May regularly scheduled Board meetings. The value of an RSU award is determined by reference to the closing stock price of the Corporation’s Common Stock on the grant date. RSUs vest 100% on the first anniversary of the grant date.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. No employee of the Corporation receives separate compensation for services rendered as a director.

Director Compensation Table

Director	Fees Earned or Cash Paid $	Stock Awards(1) $	Option Awards $	All Other Compensation $	Total $
Mr. Richard Lynch, Chairman(2)	30,000	100,160	0	0	130,160
Mr. Faraj Aalaei(3)	17,500	67,250	0	0	84,750
Mr. Thomas Baer(4)	60,326	66,424	0	0	126,750
Mr. Herbert Chen(5)	50,815	61,501	0	0	112,316
Mr. Gerald Montry(6)	67,826	75,923	0	0	143,749
Mr. Sam Srinivasan(7)	45,000	57,003	0	0	102,003

(1)	This column shows for stock awards the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Please refer to Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 25, 2013 for a discussion of the assumptions used to calculate the value of stock awards.
(2)	Mr. Lynch was granted, on May 17, 2012, 22,989 RSUs (grant date fair value: $40,001) for his annual retainer and 6,035 RSUs (grant date fair value: $10,501) for his participation on board committees. The RSUs for the annual retainer and committee participation will vest one year after the grant date. On December 13, 2012, Mr. Lynch was granted 46,690 RSUs (grant date fair value: $30,815) in lieu of his cash compensation for the second and third quarters of 2012. These RSUs vested on December 31, 2012. Also on December 13, 2012, Mr. Lynch was granted 28,549 RSUs (grant date fair value: $18,842) for committee participation which will vest one year after the grant date. Mr. Lynch has 50,000 stock options and 57,573 RSUs outstanding.
(3)	Mr. Aalaei was granted, on May 17, 2012, 22,989 RSUs (grant date fair value: $40,001) for his annual retainer, and 2,012 RSUs (grant date fair value: $3,501) for his participation on board committees. The RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 13, 2012, Mr. Aalaei was granted 27,010 RSUs (grant date fair value: $17,827) in lieu of his cash compensation for the second and third quarters of 2012. These RSUs vested on December 31, 2012. Also on December 13, 2012, Mr. Aalaei was granted 8,972 RSUs (grant date fair value: $5,922) for committee participation which will vest one year after the grant date. Mr. Aalaei has 240,179 stock options and 33,973 RSUs outstanding.
(4)	Mr. Baer was granted, on May 17, 2012, 22,989 RSUs (grant date fair value: $40,001) for his annual retainer, and 8,334 RSUs (grant date fair value: $14,051) for his participation on board committees. The RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 13, 2012, Mr. Baer was granted 18,063 RSUs (grant date fair value: $11,922) for committee participation which will vest one year after the grant date. Mr. Baer has 4,687 stock options and 49,386 RSUs outstanding.
(5)	Mr. Chen was granted, on May 17, 2012, 22,989 RSUs (grant date fair value: $40,001) for his annual retainer, and 8,334 RSUs (grant date fair value: $14,501) for his participation on board committees. The RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 13, 2012, Mr. Chen was granted 10,604 RSUs (grant date fair value: $6,999) for committee participation which will vest one year after the grant date. Mr. Chen has 4,687 stock options outstanding and 41,927 RSUs outstanding.
(6)	Mr. Montry was granted, on May 17, 2012, 22,989 RSUs (grant date fair value: $40,001) for his annual retainer, and 14,943 RSUs (grant date fair value: $26,001) for his participation on board committees. The RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 13, 2012, Mr. Montry was granted 15,032 RSUs (grant date fair value: $9,921) for committee participation which will vest one year after the grant date. Mr. Montry has 10,800 stock options and 52,964 RSUs outstanding.
(7)	Mr. Srinivasan was granted, on May 17, 2012, 22,989 RSUs (grant date fair value: $40,001) for his annual retainer, and 4,886 RSUs (grant date fair value: $8,502) for his participation on board committees. The RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 13, 2012, Mr. Srinivasan was granted 12,879 RSUs (grant date fair value: $8,500) for committee participation which will vest one year after the grant date. Mr. Srinivasan has 36,559 stock options and 40,754 RSUs outstanding.

Compensation Committee Interlocks and Insider Participation

Messrs. Gerald Montry (Chairman), Thomas Baer, and Herbert Chen comprised the Compensation Committee for the fiscal year ended December 31, 2012. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation. Nor did any executive officer of the Corporation serve as a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation.

Code of Business Conduct and Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for all employees, officers and directors. The Ethics Code meets the requirements of regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. We require all employees to adhere to the Ethics Code in addressing the legal and ethical issues encountered in conducting their work. The Ethics Code requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Corporation’s best interest. In support of the Ethics Code, the Corporation has provided its employees with numerous avenues for the reporting of ethics violations or other similar concerns, including employee reports and an anonymous telephone hotline. The Nominating and Corporate Governance Committee monitors the implementation and enforcement of the Ethics Code.

A current copy of the Ethics Code is available at the Investor Relations section of the Corporation’s website. A copy of the Ethics Code may also be obtained, free of charge, from the Corporation upon a request directed to: TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484, Attention: Investor Relations. The Corporation intends to disclose amendments to or waivers from a provision of the Ethics Code, by posting such information on its website available at http://www.transwitch.com.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected the firm of Marcum LLP, an independent registered public accounting firm, to serve as auditors for the fiscal year ending December 31, 2013. Marcum LLP has served as the Corporation’s auditors since fiscal year 2010. It is expected that a representative of Marcum LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. An affirmative vote of a majority of the shares present, in person or represented by proxy, and voting at the Annual Meeting is required to ratify the selection of Marcum LLP as auditors.

If our shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013, but reserves the right to elect to retain Marcum LLP as the Corporation’s independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Corporation and its shareholders.

Principal Accountant Fees and Services

Marcum LLP was appointed as the Corporation’s independent auditors on May 7, 2010 and has audited the Corporation’s 2012, 2011 and 2010 consolidated financial statements. For 2012, Marcum LLP did not audit the Corporation’s internal control over financial reporting as the Corporation is a “smaller reporting company” as defined under the rules of the Securities Exchange Act of 1934, as amended. Marcum LLP may have performed certain non-audit services that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for the Corporation. The Audit Committee has determined that the audit-related services provided by Marcum LLP are compatible with maintaining its independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC. No non-audit services were provided by Marcum LLP in 2012, 2011 or 2010.

Audit Fees

For the year ending December 31, 2012, Marcum LLP’s fees billed for professional services rendered for the audit of the Corporation’s annual financial statements included in the Corporation’s Annual Report on Form 10-K, reviews of the interim financial statements included in the Corporation’s Forms 10-Q, and assistance with registration statements and other periodic filings, were $302,321.

For the year ended December 31, 2011, Marcum LLP’s fees billed for professional services rendered for the audit of the Corporation’s annual financial statements and internal controls over financial reporting included in the Corporation’s Annual Report on Form 10-K, reviews of the interim financial statements included in the Corporation’s Form 10-Q, and assistance with registration statements and other periodic filings, were $381,842.

Audit-Related Fees

The aggregate fees billed by Marcum LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported as “Audit Fees,” for the years ending December 31, 2012 and 2011 were $10,000 and $10,015, respectively. These fees were for the audits of the financial statements of the Corporation’s 401(k) retirement plan.

Tax Fees

No tax services were rendered by Marcum LLP for the years ending December 31, 2012 and 2011.

All Other Fees

There were no fees billed by Marcum LLP for products and services other than those described above for the years ending December 31, 2012 and 2011.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Corporation’s independent auditors must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized its Chairman to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each year, the independent auditors provide to the Audit Committee a schedule of the audit and other services that the independent auditors expect to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditors, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The services characterized above as audit-related, tax and all other, were pre-approved prior to being billed pursuant to these provisions in 2012.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of Marcum LLP as our independent registered public accounting firm is required to approve this Proposal. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at our Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR RATIFICATION OF MARCUM LLP AS
THE CORPORATION’S INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013

PROPOSAL NO. 3

PROPOSAL TO AMEND THE AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 19, 1995 and was amended on May 27, 1999, June 28, 2000, November 23, 2009, May 20, 2010 and May 22, 2012 (as amended, the “Certificate of Incorporation”). On March 7, 2013, the Board of Directors voted to recommend that the Corporation’s shareholders approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Corporation’s Common Stock by an additional 50,000,000 shares from 47,500,000 shares to 97,500,000 shares. As of December 31, 2012, (a) 36,086,969 shares of Common Stock were outstanding, (b) 3,100,907 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and other equity-based awards, and (c) 1,736,612 shares of Common Stock were reserved for future grants of stock options and other equity-based awards. As of April 4, 2013, after the closing of our common stock and warrant offering on April 3, 2013, (a) 45,849,338 shares of Common Stock were outstanding, (b) 1,590,923 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and other equity-based awards, and zero (0) shares of Common Stock were reserved for future grants of stock options and other equity-based awards.

In connection with the common stock and warrant offering, our Board of Directors designated approximately 1,385,000 shares of Common Stock for the offering, which were previously reserved for issuance upon the exercise of issued and outstanding stock options. Although all of such stock options are currently “underwater”, if our stock price were to increase and if holders of stock options were to exercise their stock options, we could potentially be obligated to purchase shares in the open market to cover our obligations to such exercising holders. If this Proposal No. 3 is approved, our Board of Directors will again reserve approximately 1,385,000 shares of Common Stock for issuance upon the exercise of such issued and outstanding stock options. In addition, the Corporation does not currently have a sufficient number of authorized shares of Common Stock to issue upon the exercise of the warrants, which become exercisable on the earlier of April 3, 2014 or the day after the date on which we file a Certificate of Amendment increasing the number of authorized shares of Common Stock. The Corporation agreed with the investors to hold a shareholders’ meeting no later than July 31, 2013 to seek shareholder approval for an increase in the number of authorized shares of Common Stock. If the Corporation is unable to obtain the required shareholder approval by April 4, 2014, the Corporation will be required to pay liquidated damages of $1,000,000. The Corporation has also proposed to increase by 100,000 the number of shares of Common Stock reserved for future issuance under the Corporation’s 2005 Employee Stock Purchase Plan, as amended (as discussed in Proposal No. 5 below), which also requires an increase to the number of authorized shares of Common Stock.

The shareholders will be also requested at the Annual Meeting to consider and act upon a proposal to approve the amendment. The Board of Directors believes that it is in the best interests of the Corporation to have the flexibility to facilitate broader ownership of its Common Stock through stock splits, stock dividends or otherwise and to have additional shares authorized and available for issuance for other general corporate purposes, including without limitation, the reasons set forth in the foregoing paragraph, acquiring other businesses in exchange for shares of Common Stock, raising capital or acquiring technology rights through the sale of Common Stock and attracting or retaining valuable employees through the issuance of stock options and other equity-based awards. The shares could be issued from time to time for such purposes as the Board of Directors may approve and unless required by applicable law or stock exchange rules, no further vote of the shareholders will be required. The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock the Corporation now has authorized. A copy of the Certificate of Amendment is attached hereto as Appendix A. The Corporation currently has no commitments or agreements to effect any stock splits or stock dividends, or to acquire other businesses or technology rights.

The issuance of additional shares of the Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Corporation’s existing shareholders. Issuance of shares of Common Stock could be used to make a change in control of the Corporation more difficult or costly by diluting the stock ownership of persons seeking to obtain control of the Corporation; however, the Corporation is not aware of any pending or threatened efforts to obtain control of the Corporation.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy, and entitled to vote on the matter is required to approve the proposed amendment to the Certificate of Incorporation. Shares of Common Stock voted to abstain and shares of Common Stock subject to broker non-votes have the practical effect of being votes against the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR AMENDMENT OF THE CERTIFICATE OF INCORPORATION

PROPOSAL NO. 4

REVERSE SPLIT

Introduction

The Board of Directors has determined that it is advisable and in the best interests of the Corporation’s shareholders for the Board of Directors to be granted the authority to effect a reverse split of the outstanding Common Stock. The Board of Directors has unanimously approved the presentation to shareholders of a proposal to amend the Corporation’s Certificate of Incorporation to allow the Board of Directors to effect a reverse split of its Common Stock on the terms described in this Proxy Statement (the “Reverse Split”). Given the time and expense associated with convening a special meeting of shareholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Corporation’s shareholders to seek approval and authorization of the Reverse Split at the Annual Meeting. If this proposal is approved by the Corporation’s shareholders at the Annual Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement the Reverse Split, or not to implement the Reverse Split, within the parameters of the authority granted at the Annual Meeting, at any time on or prior to the date of the Corporation’s Annual Meeting of Shareholders to be held in 2014, without seeking further approval or authorization of the Corporation’s shareholders.

The amendment approved by the Board of Directors does not specify the ratio for the Reverse Split but rather approves a range for a Reverse Split of between one-for-two and one-for-twenty. As such, in asking the shareholders to approve the Reverse Split, the Board of Directors is also asking the shareholders to grant to them the authority to set the ratio for the Reverse Split.

If the shareholders approve Proposal No. 4 relating to the Reverse Split at the Annual Meeting, the Board of Directors will be authorized, in its sole discretion, to implement the Reverse Split at any time on or prior to the date of the Corporation’s Annual Meeting of Shareholders to be held in 2014, or to abandon the Reverse Split. The Board of Directors will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board of Directors believes that approval of this discretion, rather than approval of an immediate stock split of a specified ratio, provides the Board of Directors with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Corporation and its shareholders. In setting the ratio for the Reverse Split, the intention of the Board of Directors will be to increase the stock price sufficiently above the $1.00 minimum bid price required for continued listing on the NASDAQ Capital Market so that the Corporation would not again be faced with delisting for failure to meet the minimum bid price absent a significant percentage decline in its stock price.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of the Corporation’s Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on the Corporation’s shareholders since each shareholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). The Reverse Split would not affect the relative voting and other rights that accompany the shares of Common Stock.

Upon the implementation of the Reverse Split, the number of shares of the Corporation’s Common Stock available for issuance will increase significantly because the Corporation is not asking its shareholders to authorize the reduction of the number of shares of authorized stock. The table below shows the number of shares that would be (a) issued and outstanding (b) authorized and reserved for issuance (representing outstanding and available stock options and RSUs) and (c) authorized but unreserved for issuance upon the implementation of the Reverse Split (assuming the passage of Proposal No. 3 above) at each ratio from one-for-two to one-for-twenty based on the Corporation’s capitalization as of December 31, 2012.

	(A) Shares Outstanding	(B) Shares Authorized and Reserved for Issuance	(C) Shares Authorized but Unreserved	Total Authorized
As of December 31, 2012	36,107,763	5,017,463	56,374,774	97,500,000
If 1-for-2 Stock Split Enacted	18,053,882	2,508,732	76,937,387	97,500,000
If 1-for-3 Stock Split Enacted	12,035,921	1,672,488	83,791,591	97,500,000
If 1-for-4 Stock Split Enacted	9,026,941	1,254,366	87,218,694	97,500,000
If 1-for-5 Stock Split Enacted	7,221,553	1,003,493	89,274,955	97,500,000
If 1-for-6 Stock Split Enacted	6,017,961	836,244	90,645,796	97,500,000
If 1-for-7 Stock Split Enacted	5,158,252	716,780	91,624,968	97,500,000
If 1-for-8 Stock Split Enacted	4,513,470	627,183	92,359,347	97,500,000
If 1-for-9 Stock Split Enacted	4,011,974	557,496	92,930,530	97,500,000
If 1-for-10 Stock Split Enacted	3,610,776	501,746	93,387,477	97,500,000
If 1-for-11 Stock Split Enacted	3,282,524	456,133	93,761,343	97,500,000
If 1-for-12 Stock Split Enacted	3,008,980	418,122	94,072,898	97,500,000
If 1-for-13 Stock Split Enacted	2,777,520	385,959	94,336,521	97,500,000
If 1-for-14 Stock Split Enacted	2,579,126	358,390	94,562,484	97,500,000
If 1-for-15 Stock Split Enacted	2,407,184	334,498	94,758,318	97,500,000
If 1-for-16 Stock Split Enacted	2,256,735	313,591	94,929,673	97,500,000
If 1-for-17 Stock Split Enacted	2,123,986	295,145	95,080,869	97,500,000
If 1-for-18 Stock Split Enacted	2,005,987	278,748	95,215,265	97,500,000
If 1-for-19 Stock Split Enacted	1,900,409	264,077	95,335,514	97,500,000
If 1-for-20 Stock Split Enacted	1,805,388	250,873	95,443,739	97,500,000

Although the Reverse Split will not have any dilutive effect on the Corporation’s shareholders, the proportion of shares owned by the Corporation’s shareholders relative to the number of shares authorized for issuance at December 31, 2012 will decrease.

Our Board of Directors may, from time to time, deem it to be in the best interests of the Corporation and its shareholders to enter into transactions and other ventures that may include the issuance of shares of the Corporation’s Common Stock. The Board of Directors would seek approval of the shareholders, in connection with any proposed issuance, if required at that time. The Reverse Split is not part of any plan or proposal to take the Corporation private. Rather, the Reverse Split is intended to enable the Corporation to remain public and its securities to remain tradable on the NASDAQ Capital Market.

The Certificate of Amendment and the Certificate of Amendment to the Certificate of Designation to be filed with the Secretary of State of the State of Delaware in connection with the Reverse Split will be substantially in the form attached to this Proxy Statement as Appendix B and Appendix C, respectively, with such changes and modifications as may be required by the Secretary of State of the State of Delaware or deemed advisable and in the best interests of the Corporation’s shareholders by the Board of Directors, including the insertion of the effective time, Effective Date, as defined below, number of authorized shares and the Reverse Split ratio selected by the Board of Directors. The Reverse Split will become effective upon filing such documents with the Secretary of State of the State of Delaware or at such later date as may be set forth in such documents.

Background of the Reverse Split

The closing price for the Corporation’s Common Stock in the period from March 30, 2012 to March 29, 2013 has ranged from a high of $2.66 to a low of $0.49. The closing price on April 18, 2013 was $0.41.

The NASDAQ Capital Market, on which the Corporation’s Common Stock is listed, has certain requirements for continued listing thereon. Failure to meet the listing requirements of the NASDAQ Capital Market would result in delisting of the Corporation’s Common Stock from trading, subject to notice and cure periods provided by NASDAQ rules.

The requirements for continued listing on the NASDAQ Capital Market are listed below:

•	either (a) shareholders’ equity of at least $2,500,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $500,000, or (c) market capitalization of $35,000,000;
•	a public float of 500,000 shares;
•	a market value of public float of $1,000,000;
•	a minimum bid price of $1.00 per share;
•	at least two market makers;
•	at least 300 public holders; and
•	compliance with NASDAQ corporate governance rules.

The Board of Directors believes that it is in the best interest of the Corporation and its shareholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Corporation’s bid price. After giving effect to the Reverse Split, there can be no assurance that any increase in the market price for our common stock resulting from a reverse stock split, if approved and implemented, would be sustainable since there are numerous factors and contingencies that would affect such price, including the market conditions for the Corporation’s common stock at the time, its reported results of operations in future periods and general economic, geopolitical, stock market and industry conditions. Accordingly, the total market capitalization of the Corporation’s common stock after a reverse stock split may be lower than the total market capitalization before such reverse stock split and, in the future, the market price of the Corporation’s common stock may not exceed or remain higher than the market price prior to such reverse stock split. Further, there can be no assurance that after a reverse stock split, the Corporation would meet or continue to meet the minimum listing requirements of The NASDAQ Capital Market.

Reasons for the Reverse Split

The Board of Directors is requesting approval of the authority to implement a Reverse Split to enable the Corporation, if required, to seek to increase the market price per share of its Common Stock in an effort to meet the continued listing requirements of the NASDAQ Capital Market. As previously disclosed, on December 4, 2012, the Corporation received a letter from NASDAQ indicating that, for 30 consecutive trading days, the closing bid price per share of the Common Stock had been below the $1.00 minimum per share requirement for continued listing under NASDAQ Marketplace Rule 5550(a)(2). The Corporation was provided 180 calendar days, or until June 3, 2013, to regain compliance. In order for the Common Stock to continue to be listed on the NASDAQ Capital Market, the Corporation must regain compliance with NASDAQ’s $1.00 minimum bid price requirement for a minimum of 10 consecutive business days. In the event the Corporation does not regain compliance by June 3, 2013, the Corporation may be eligible for additional time. To qualify, the Corporation will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Corporation meets these requirements, NASDAQ will inform the Corporation that it has been granted an additional 180 calendar days. However, if it appears to NASDAQ that the Corporation will not be able to cure the deficiency, or if the Corporation is otherwise not eligible, NASDAQ will provide notice that the Corporation’s securities will be subject to delisting. The Company may, at that time, appeal the NASDAQ determination to a NASDAQ Hearing Panel. In addition, on February 26, 2013, the Corporation received a letter from NASDAQ notifying it that it was no longer in compliance with the minimum shareholders’ equity requirement of at least $2.5 million for continued listing on NASDAQ; however, as of April 3, 2013, the Corporation was in compliance with such requirement. The Board of Directors also believes that an increased per share price of the Corporation’s Common Stock that is expected to result from a Reverse Split may increase the attractiveness of its Common Stock to prospective investors and the financial community.

In reaching its decision to seek and recommend authority to implement a Reverse Split, the Board of Directors considered, among many other factors, the consequences of the Corporation’s Common Stock being delisted. If the Corporation’s Common Stock were delisted, the stock would then be eligible for quotation on the Over-The-Counter (“OTC”) Bulletin Board, another over-the-counter quotation system or the “pink sheets”. If that occurs, the liquidity and marketability of shares of our Common Stock would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Corporation’s Common Stock. In addition, if the Corporation’s Common Stock is delisted and the trading price of the Common Stock continues to be less than $1.00 per share, trading in the Corporation’s Common Stock would be subject to certain rules under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in the Corporation’s Common Stock, which may further affect the liquidity of the Common Stock. For the above reasons, the Corporation believes that current and prospective investors will view an investment in its Common Stock more favorably if the shares are listed on the NASDAQ Capital Market than if the Common Stock trades on the OTC Bulletin Board, another over-the-counter quotation system or the “pink sheets”. In addition, the Corporation also believes that prospective and actual customers, partners and employees will view being listed on the NASDAQ Capital Market more favorably.

The Board of Directors believes that the Reverse Split and anticipated increase in the per share price of the Corporation’s Common Stock should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the Corporation’s Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the Corporation’s Common Stock.

Although the Board of Directors believes that a Reverse Split may be in the best interests of the Corporation and its shareholders, if implemented, the Reverse Split may result in some shareholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares. In addition, a Reverse Split will make it more difficult for us to meet other requirements for continued listing on the NASDAQ Capital Market relating to the minimum number of shares that must be in the public float and the minimum number of public holders.

The Corporation cannot assure you that the Reverse Split will have any of the desired consequences described above.

Effecting the Reverse Split

If approved by shareholders at the Annual Meeting, the amendment to implement a Reverse Split will be effected only upon the Board of Director’s determination that the Reverse Split is then in the best interests of the Corporation and the Corporation’s shareholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The Board of Directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of the Corporation’s Common Stock and on the Corporation’s compliance with the NASDAQ listing requirements, and the marketability and liquidity of its Common Stock. Although the Corporation currently expects to file the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split if Proposal No. 4 is approved by the shareholders at the Annual Meeting and the Board determines that the Reverse Split is in the best interests of the Corporation, the Board of Directors will determine the actual timing of this filing. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the shareholders of the Corporation. The Reverse Split will be effective as of the Effective Date set forth in the Certificate of Amendment.

Upon the filing of the Certificate of Amendment, without further action on the part of the Corporation or the Corporation’s shareholders, the outstanding shares of Common Stock held by shareholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our Certificate of Incorporation (the “New Common Stock”) based on a reverse split ratio of between one-for-two and one-for-twenty. For example, if a shareholder presently holds 100 shares of Common Stock, he, she or it would hold 5 shares of Common Stock following a one-for-twenty reverse split. Shareholders who hold less than the full number of reverse split ratio shares, for example, less than 20 shares if the ratio were set at 1-for-20, would receive cash in lieu of fractional shares, as described below.

After the Effective Date, the Corporation’s Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Corporation’s equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described in “Effect on Registered Certificated Shares” below.

After the Effective Date, the Corporation will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Corporation’s Common Stock will continue to be reported on the NASDAQ Capital Market, as the case may be, under the symbol “TXCC”, although it is likely that NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the Reverse Split has occurred.

After the Effective Date, outstanding shares of Common Stock will remain fully paid and non-assessable.

If the Board of Directors effects the Reverse Split, the Corporation will make all necessary filings with NASDAQ as required by NASDAQ and the Securities Exchange Act of 1934, as amended.

No Fractional Shares

The Corporation would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Shareholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of the Corporation’s Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of the Corporation’s Common Stock on the trading day immediately before the Effective Date.

Effect on the Corporation’s Employees and Directors

If you are an employee or director of the Corporation, the number of shares reserved for issuance under Corporation’s existing stock option and stock purchase plans will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options will be decreased and the exercise price for such options will be increased based on the Reverse Split ratio selected by the Board of Directors.

Effect on Registered and Beneficial Shareholders

Upon a Reverse Split, the Corporation intends to treat shareholders holding the Corporation’s Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Corporation’s Common Stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, the Corporation encourages you to contact your nominee.

Effect on the Corporation’s Stock Options, Rights Plan and Par Value

The Reverse Split would reduce the number of shares of Common Stock available for issuance under the Corporation’s 2008 Equity Incentive Plan (the “2008 Plan”) and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”) in proportion to the exchange ratio of the Reverse Split. The number of shares of Common

Stock currently authorized for issuance but unissued as of April 18, 2013 under the 2008 Plan is 1,974,451 (prior to giving effect to the Reverse Split) and under the Purchase Plan is 38,945 (prior to giving effect to the Reverse Split).

The Corporation also has outstanding certain stock options to purchase shares of Common Stock. Under the terms of the outstanding stock options, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

The Corporation also has outstanding certain rights (the “Rights”) to purchase shares of Series B Junior Participating Preferred Stock, which will be proportionately adjusted in accordance with their terms if the Reverse Split is effected. In connection with the Reverse Split, the Board of Directors considered, deemed advisable and adopted a resolution approving a corresponding proposed amendments to the Certificate of Designation of Series B Junior Participating Preferred Stock of the Corporation (the “Certificate of Designation”). If the Reverse Split is implemented, the Certificate of Designation would be amended accordingly. The form of the Certificate of Amendment to the Certificate of Designation which would be filed with the Secretary of State of the State of Delaware in connection with the Reverse Split is set forth as Appendix C to this Proxy Statement; provided, however, that such certificate is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split. The par value of the Corporation’s Common Stock would remain at $.001 per share following the effective time of the Reverse Split, while the number of shares of Common Stock issued and outstanding would be reduced.

Effect on Registered “Book-entry” Shareholders

The Corporation’s registered shareholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These shareholders will not have stock certificates evidencing their ownership of the Corporation’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If you hold registered shares in a book-entry form, you do not need to take any action to receive your Reverse Split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to Reverse Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will represent that you owned the shares for which you received a cash payment. Such cash payment is subject to applicable United States federal income tax and state abandoned property laws. In addition, you will not be entitled to receive interest for the period of time between the Effective Date of the Reverse Split and the date you receive your payment.

Effect on Registered Certificated Shares

Some of the Corporation’s registered shareholders hold all their shares in certificate form, direct registration system (DRS) form or a combination of certificate, DRS and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Corporation’s transfer agent, Computershare Shareholder Services, Inc. (“Transfer Agent”), as soon as practicable after the Effective Date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the Corporation’s Common Stock (“Old Certificates”) to the Transfer Agent. In addition, the letter of transmittal will contain instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates or DRS statements representing the appropriate number of whole shares of

New Common Stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Shareholders will then receive a New Certificate or Certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares of New Common Stock to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s) (“Restricted Stock”).

Upon surrender of your Old Certificate(s) you may direct the Transfer Agent to issue the appropriate number of shares of New Common Stock electronically in book-entry form under the direct registration system. No new shares in book-entry form will be issued to you until you surrender your Old Certificate(s), together with the properly completed and executed letter of transmittal, to the Transfer Agent. Restricted Stock cannot be issued in book-entry form.

If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “No Fractional Shares.”

At any time after receipt of your direct registration system statement, you may request a stock certificate representing your New Common Stock if you have not already done so.

All expenses of the exchange and book-entry form of certificates will be borne by the Corporation.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Effect on the Number of Outstanding Shares

If the Reverse Split is completed, the number of shares of the Corporation’s Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of the Corporation’s Common Stock owned by each stockholder will remain unchanged. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described above). For example, a holder of 5% of the voting power of the outstanding shares of Common Stock prior to the effectiveness of the Reverse Split would continue to hold 5% of the voting power of the outstanding shares of Common Stock after the effectiveness of the Reverse Split.

The number of shares of Common Stock that may be purchased upon exercise of outstanding options, and other securities convertible into, or exercisable or exchangeable for, shares of the Corporation’s Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

The Corporation’s Certificate of Incorporation authorizes 125,000 shares of preferred stock, $.01 par value (the “Preferred Stock”). As of April 22, 2013 the Corporation does not have any Preferred Stock issued and outstanding and does not currently anticipate issuing any Preferred Stock. After the Effective Date, the number of shares of Preferred Stock authorized for issuance will not be converted into a lesser number of shares of Preferred Stock calculated in accordance with the terms of the Certificate of Amendment based on the Reverse Split ratio selected by the Board of Directors.

Accounting Consequences

The par value of the Corporation’s Common Stock would remain unchanged at $.001 per share after the Reverse Split. However, the Common Stock as designated on the Corporation’s consolidated balance sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the additional paid in capital as designated on the Corporation’s consolidated balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss or income per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequence would arise as a result of the Reverse Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another entity), the Reverse Split proposal is not being proposed in response to any effort of which we are aware to accumulate the Corporation’s shares of Common Stock or obtain control of the Corporation, nor is it part of a plan by management to recommend to the Board of Directors and shareholders a series of amendments to the Corporation’s Certificate of Incorporation to effect or deter a change in control. Other than the Reverse Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Corporation’s Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Corporation.

No Appraisal Rights

Under the General Corporation Law of the state of Delaware, the Corporation’s shareholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide shareholders with any such right.

Certain United States Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to shareholders of the Corporation. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the United States federal income tax consequences to the Corporation’s shareholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

The Corporation believes that, except with respect to cash payments for fractional shares, the Corporation’s shareholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for United States federal income tax purposes. A stockholder’s aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Depending on certain facts and circumstances, a stockholder receiving cash in lieu of a fractional share may recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. Alternatively, in certain circumstances a stockholder receiving cash in lieu of a fractional share may be treated as having received a distribution from the Corporation that may be characterized as a dividend for United States federal income tax purposes.

The Corporation will not recognize any gain or loss as a result of the Reverse Split.

The Corporation’s beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Corporation’s Common Stock (the aggregate value of all the Corporation’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Corporation’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Corporation’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Corporation’s Common Stock outstanding before the Reverse Split. For example, based on the market price of the Corporation’s Common Stock on April 18, 2013 of $0.41 per share, if the Board of Directors decided to implement the Reverse Split and selects a Reverse Split ratio of one-for-ten, there can be no assurance that the post-split market price of the Corporation’s Common Stock would be $4.10 per share or greater. Accordingly, the total market capitalization of the Corporation’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Corporation’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Corporation’s Common Stock may not improve.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Corporation’s Common Stock may not necessarily improve.

A decline in the market price of the Corporation’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Corporation’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Corporation’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Corporation’s Common Stock will, however, also be based on the Corporation’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Corporation’s Common Stock.

If the Reverse Split is effected, there is no assurance that the Corporation will comply with the continued listing requirements of the NASDAQ Capital Market, which may result in the Corporation’s stock being delisted from such Market.

The Board of Directors believes that it is in the best interest of the Corporation and the Corporation’s shareholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Corporation’s minimum bid price. However, there can be no assurances that after the Reverse Split is completed the Corporation’s stock will maintain its reverse split adjusted price. The Corporation’s stock price could remain below the required $1.00 minimum closing bid price and the Corporation would not be in compliance with the NASDAQ Capital Market requirements. In addition, on February 26, 2013, the Corporation received a letter from NASDAQ notifying it that it was no longer in compliance with the minimum shareholders’ equity requirement of at least $2.5 million for continued listing on NASDAQ. While the Corporation subsequently regained compliance with such requirement as of April 3, 2013, there can be no assurances that the Corporation will continue to meet such listing requirement or other continued listing requirements of the NASDAQ Capital Market after giving effect to the Reverse Split.

Interests of Directors and Executive Officers in Proposal No. 4

The Corporation’s Directors and Executive Officers have no substantial interests, directly or indirectly, in the matters set forth in Proposal No. 4 except to the extent of their ownership of shares of the Corporation’s Common Stock.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy, and entitled to vote on the matter is required to approve the Reverse Split. Shares of Common Stock voted to abstain and shares of Common Stock subject to broker non-votes have the practical effect of being votes against the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE CERTIFICATE OF AMENDMENT THAT WILL ALLOW THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT (THE “REVERSE SPLIT”), AND GRANT TO THE BOARD OF DIRECTORS AUTHORITY, IN ITS SOLE DISCRETION, TO ESTABLISH THE RATIO FOR THE REVERSE SPLIT AT UP TO ONE-FOR-TWENTY, OR NOT TO COMPLETE THE REVERSE SPLIT.

PROPOSAL NO. 5

AMENDMENT TO TRANSWITCH CORPORATION’S 2005 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED

The shareholders will be requested at the Annual Meeting to consider and act upon a proposal to authorize the addition of 100,000 shares of Common Stock (“Additional Shares”) to the Corporation’s 2005 Employee Stock Purchase Plan (the “Purchase Plan”). The resolution recommending the Additional Shares was originally adopted by the Board of Directors on March 7, 2013, subject to stockholder approval at the Annual Meeting.

The Board of Directors believes that the Corporation’s ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation’s ability to provide such candidates with long-term, equity based incentives in the form of stock ownership in the Corporation’s Common Stock as part of each employee’s compensation. Pursuant to the terms of the Purchase Plan, which are more fully-described below, employees are allowed to purchase, if they choose to participate, the Corporation’s Common Stock through a payroll deduction plan in which up to 5% of their salary can be withheld during a six-month period. The amount of money withheld from their pay and accumulated over this six-month period is then used to purchase the Corporation’s Common Stock at a 15% discount based on the lower of the closing prices on the first or the last trading day during any six-month period. Each employee’s participation in the Purchase Plan is voluntary and requires six months of employment prior to participation.

The Board of Directors believes that the approval of the Additional Shares is therefore necessary to assure that the Corporation has sufficient shares of Common Stock available for issuance under the Purchase Plan to continue to offer this program to its employees and to permit the Corporation’s employees to participate at historic levels until May 2014. The following is a summary description of the Purchase Plan and is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix D.

The Purchase Plan

Currently, 250,000 shares of Common Stock are authorized for issuance under the Purchase Plan. Of these shares, 211,055 shares have previously been purchased and 38,945 shares remain available for purchase under the Purchase Plan. If this Proposal is adopted, the aggregate number of shares of Common Stock available for issuance thereunder would be increased to 350,000. Shares of Common Stock will be issued pursuant to the exercise of nontransferable options granted to participating employees.

The Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Corporation whose customary employment is 20 hours or more per week for more than five months in any calendar year and who have completed at least six months of employment are eligible to participate in the Purchase Plan. Employees who own 5% or more of the Corporation’s Common Stock and directors who are not employees of the Corporation may not participate in the Purchase Plan. To participate in the Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than one percent nor more than five percent of a participant’s total cash compensation, exclusive of bonuses) from his or her pay during six-month periods commencing on January 1 and July 1 of each year (each, a “Plan Period”), but in no case shall an employee be entitled to purchase more than 2,000 shares in any Plan Period. The exercise price for the option for each Plan Period is 85% of the lesser of the closing market price of the Common Stock on the first business day of the Plan Period (the date on which the options are granted) or the last business day of the Plan Period (the date on which the options are exercised). If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. An employee’s rights under the Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment.

The Compensation Committee or the Board of Directors may from time to time adopt amendments to the Purchase Plan provided that, without the approval of the shareholders of the Corporation, no amendment may (i) increase the number of shares that may be issued under the Purchase Plan; (ii) change the class of employees eligible to receive options under the Purchase Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Purchase Plan.

The Purchase Plan will continue until the earlier to occur of: (i) termination of the Purchase Plan by the Board of Directors; (ii) issuance of all or substantially all of the shares of Common Stock reserved for issuance under the Purchase Plan; or (iii) December 31, 2014.

United States Federal Income Tax Consequences.

The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the Purchase Plan is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect). It is not intended to be a complete discussion of all of the United States federal income tax consequences of employee stock purchase plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein. The following general rules are currently applicable under United States federal income tax law to options granted under the Corporation’s Purchase Plan:

1. The amounts deducted from an employee’s pay under the Purchase Plan will be included in the employee’s compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the Purchase Plan or at the time the employee purchases shares of Common Stock pursuant to the Purchase Plan.

2. If the employee disposes of shares of Common Stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Plan Period in which the employee acquired the shares of Common Stock, then upon such disposition the employee will recognize ordinary income to the extent of the lesser of: (a) the amount by which the fair market value of the shares of Common Stock at the time of disposition exceeds the amount the employee paid for the shares of Common Stock, or (b) 15% of the fair market value of the shares of Common Stock on the first business day of the Plan Period. In addition, the employee generally will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of Common Stock and the employee’s tax basis in the shares of Common Stock (generally, the amount the employee paid for the shares of Common Stock plus the amount, if any, taxed as ordinary income).

3. If the employee disposes of shares of Common Stock purchased pursuant to the Purchase Plan within two years after the first business day of the Plan Period in which the employee acquired the shares of Common Stock, then upon such disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the last business day of the Plan Period over the amount the employee paid for the shares of Common Stock. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of Common Stock and the employee’s tax basis in the shares of Common Stock (generally, the amount the employee paid for the shares of Common Stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of Common Stock will be long-term capital gain or loss if the employee’s holding period for the shares of Common Stock exceeds one year and short-term capital gain or loss if the holding period is one year or less. The purchase date for the shares of Common Stock (last day of the Plan Period) is the date on which the holding period begins.

4. If the employee disposes of shares of Common Stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Plan Period in which the employee acquired the shares of Common Stock, the Corporation will not be entitled to any federal income tax deduction with respect to the options or the shares of Common Stock issued upon their exercise. If the employee disposes of such shares of Common Stock prior to the expiration of this two-year period, the Corporation generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition, provided the Corporation reports the income on a timely provided and filed W-2.

New Plan Benefits

The benefits to be received by the employees of the Corporation under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, the amounts of future stock purchases are based upon elections made by participating employees subject to the terms and limits of the Purchase Plan. Future exercise prices are not determinable because they are based upon fair market value of the Common Stock. No purchase rights have been granted, and no shares of Common Stock have been issued, with respect to the proposed Additional Shares for which shareholder approval is sought under this Proposal.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the proposal to authorize the Additional Shares under the Purchase Plan is required to approve this Proposal. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at our Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ADDITIONAL SHARES FOR THE 2005 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 6

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires public companies to conduct a separate shareholder advisory vote on executive compensation as disclosed in the Compensation Discussion and Analysis, compensation tables and related narrative of the annual Proxy Statement. While this advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

As described in detail in Compensation Discussion and Analysis, we believe it is in our shareholders’ interests to attract, motivate and retain highly qualified individuals in critical positions by providing competitive compensation opportunities. Our guiding compensation principles endeavor to align executive compensation with our strategic objectives and financial performance. We believe that our compensation programs are aligned with our strategic objectives and address evolving concerns in a rapidly changing market. Most importantly, we believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our shareholders. We further believe that our executive compensation objectives have resulted in executive compensation decisions that have appropriately recognized executive performance which, despite recent challenging economic conditions, have benefited the Corporation and our shareholders and are expected to drive long-term shareholder value over time. Specifically, the following list provides some of the primary features of our compensation programs:

•	Our overall compensation is targeted to the median of our Peer Group;
•	Our short-term incentive plan is performance based, requiring the achievement of pre-determined individual financial and non-financial goals and the achievement of certain pre-determined corporate financial milestones;
•	These goals and milestones are challenging, yet achievable;
•	Awards for our short-term incentive plan and our long-term incentive plan are primarily equity based, increasing ownership by our executives and encouraging them to increase shareholder value; and
•	We offer a very limited number of perquisites.

In 2012, we demonstrated our commitment to these principles and illustrated how our program responds to business challenges and the marketplace. Key compensation decisions made by the Compensation Committee (which is comprised of independent members of our Board of Directors) included:

•	We did not change the base salary for our Chief Executive Officer although his salary fell below the 25th percentile relative to his peers;
•	We re-instituted the 10% cash salary reduction for executives in June;
•	We granted no bonuses or equity awards under the Short-Term Incentive Plan because corporate milestones were not achieved;
•	We continued to grant awards under the Long-Term Incentive Plan with three year cliff vesting; and
•	We have employment agreements and change of control agreements with certain executives that are consistent with such agreements offered by our peer group companies.

In accordance with Section 14A of the Securities Exchange Act, we are asking shareholders to approve the following advisory resolution at the 2013 Annual Meeting:

RESOLVED, that the shareholders of TranSwitch Corporation approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in the Proxy Statement for the Corporation’s 2013 Annual Meeting.

Vote Required

While this advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information regarding the ownership of outstanding shares of Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owns more than 5% of the outstanding shares of Common Stock, (ii) each Named Executive Officer (as defined under “Compensation and Other Information Concerning Named Executive Officers”), (iii) each director or nominee for director of the Corporation, and (iv) all Named Executive Officers and Directors and nominees for Director as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of TranSwitch Corporation, Three Enterprise Drive, Shelton, Connecticut 06484 and has sole voting and investing power with respect to all shares of Common Stock owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Shareholders
Michael H. Steinhardt(3) 650 Madison Avenue, 17th Floor New York, NY 10022	3,212,452	8.6%
Herbert Chen(4) Chen Capital Management, Inc. 650 Madison Avenue, 17th Floor New York, NY 10022	2,335,537	6.2%
Brener International Group(5) 421 N. Beverly Drive, Suite 300 Beverly Hills, CA 90210	2,107,700	5.6%
Named Executive Officers
Dr. M. Ali Khatibzadeh(6)	915,730	2.4%
Mr. Robert Bosi(7)	132,857	*
Mr. Amir Bar-Niv(8)	77,531	*
Mr. Haim Moshe(9)	119,052	*
Mr. Theodore Chung(10)	37,611	*
Directors
Mr. Richard Lynch(11)	257,262	1.0%
Mr. Faraj Aalaei(12)	418,999	1.1%
Mr. Thomas Baer(13)	100,670	*
Mr. Herbert Chen (see “5% Shareholders” above)	2,335,537	6.2%
Mr. Gerald Montry(14)	191,943	1.0%
Mr. Sam Srinivasan(15)	130,496	*
All Named Executive Officers and Directors as a group (11 persons)	4,717,688	12.6%

*	Less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date and restricted stock units vesting within 60 days of the Record Date (“Presently Exercisable Securities”) are deemed outstanding for computing the percentage held by each person or entity listed, but are not deemed outstanding for computing the percentage of any other person or entity. All stock options included in this table had an exercise price in excess of the closing price of our Common Stock as of the Record Date.
(2)	Percentage of beneficial ownership is based on 37,549,338 shares of Common Stock outstanding as of the Record Date, March 28, 2013.

(3)	In calculating the beneficial ownership of this person, the Corporation has relied upon the Schedule 13G filed with the SEC on February 8, 2013. According to such Schedule 13G, Mr. Steinhardt shares voting and dispositive power over the shares reported with Ilex Partners, L.L.C. and Steinhardt Overseas Management, L.P.
(4)	Mr. Chen is also a director of the Corporation. In calculating the beneficial ownership of Mr. Chen, the Corporation has relied upon the Form 4 filed with the SEC on March 6, 2013. According to this Form 4, Mr. Chen directly owns 1,081,623 shares and indirectly owns 1,215,904 shares. Shares are owned directly by his wife, his minor daughter, and shares are held in accounts of unregistered investment companies and managed accounts over which Mr. Chen has investment control. In addition, Mr. Chen beneficially owns 36,010 shares issuable upon the exercise of Presently Exercisable Securities.
(5)	In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13D filed with the SEC on June 4, 2012. According to this Schedule 13D, Brener International Group, LLC has sole voting and dispositive power over 630,000 shares; Marbre Servias, Ltd. has sole voting and dispositive power over 1,465,200 shares; and Clive Fleissig has sole voting and dispositive power over 12,500 shares.
(6)	Consists of 670,938 shares owned and 244,792 shares issuable upon exercise of Presently Exercisable Securities. 660,578 shares are owned directly by Dr. Khatibzadeh and 10,360 shares are held by his minor daughter. Dr. Khatibzadeh is the Corporation’s President and Chief Executive Officer and is also a Director of the Corporation.
(7)	Consists of 75,773 shares owned and 57,084 shares issuable upon exercise of Presently Exercisable Securities. Mr. Bosi is the Corporation’s Vice President and Chief Financial Officer.
(8)	Consists of 26,445 shares owned and 51,086 shares issuable upon exercise of Presently Exercisable Securities. Mr. Bar-Niv is the Corporation’s Senior Vice President and GM — High Speed Interconnect Business.
(9)	Consists of 64,476 shares owned and 54,576 shares issuable upon exercise of Presently Exercisable Securities. Mr. Moshe is the Corporation’s Senior Vice President and GM — TranSwitch Israel.
(10)	Consists of 16 shares owned and 37,595 shares issuable upon exercise of Presently Exercisable Securities. Mr. Chung is the Corporation’s former Vice President — Business Development.
(11)	Consists of 178,238 shares owned and 79,024 shares issuable upon exercise of Presently Exercisable Securities. Mr. Lynch is currently Chairman of the Board of Directors.
(12)	Consists of 153,819 shares owned and 265,180 shares issuable upon exercise of Presently Exercisable Securities.
(13)	Consists of 61,425 shares owned directly and 3,235 shares owned indirectly in charitable remainder trust as well as 36,010 shares issuable upon exercise of Presently Exercisable Securities.
(14)	Consists of 143,211 shares owned and 48,732 shares issuable upon exercise of Presently Exercisable Securities.
(15)	Consists of 66,062 shares owned and 64,434 shares issuable upon exercise of Presently Exercisable Securities.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has the responsibility for establishing, implementing and monitoring the Corporation’s executive compensation programs. The Compensation Committee is responsible for ensuring that its total compensation paid to its executives is competitive, reasonable, fair and adheres to the Corporation’s compensation philosophy and objectives.

Throughout this proxy statement, the individuals who served as the Corporation’s President and Chief Executive Officer and the Corporation’s Chief Financial Officer during fiscal years 2011 and 2012, as well as the other individuals included in the Summary Compensation Table below are referred to as the “Named Executive Officers.”

Compensation Philosophy

The Corporation’s executive compensation programs are designed to provide levels of compensation that will:

•	Allow the Corporation to attract, motivate and retain qualified executives
•	Align the financial interests of Named Executive Officers with the maximization of shareholder value
•	Reward Named Executive Officers based on their achievements against those identified performance criteria

Generally, total compensation consists of base salary and equity awards that are targeted at the median of the Peer Group. Typically, the Corporation’s short-term and long-term compensation awards consist of equity awards in the form of Restricted Stock Units. The Corporation has not used cash as part of its short-term and long-term incentive plans in recent years in order to increase equity ownership by executives and employees and to help achieve its financial and business goals.

Compensation Committee

All members of the Compensation Committee meet the independence requirements as determined in accordance with SEC, the National Association of Securities Dealers and Internal Revenue Code rules. The Compensation Committee operates under a written charter adopted by our Board. The Compensation Committee’s charter is available on the TranSwitch corporate website under Investor Relations — Corporate Governance at https://www.transwitch.com/Investors/Corporate_Governance /Compensation-_Committee_ Charter/.

Members of the Committee have significant depth of experience relevant to compensation matters at both the Board and corporate levels. They serve on other boards and have extensive knowledge of TranSwitch and the telecommunications industry, which assists in their evaluation of the Named Executive Officers’ performance and compensation. The Compensation Committee members and its Chairman are selected by the Board of Directors following the Annual Meeting of the Shareholders and their own reelection at that time. Each member of the Committee serves until his successor is appointed and qualified, or until his earlier resignation or removal.

The Compensation Committee’s role is generally one of oversight. Management is responsible for designing and modifying salary ranges and grades, incentive compensation programs, compensation strategy and practices, performance evaluation systems, succession planning, and the conduct and funding of the various retirement plans of the Corporation. In carrying out its responsibilities, the Committee provides oversight, review, and consultation to management.

The Compensation Committee’s scope of authority includes discharging the Board of Directors’ responsibilities relating to corporate executive compensation, reviewing and approving administration of the Corporation’s incentive compensation and stock plans, and producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement. The Committee reviews proposals and makes recommendations to the Corporation’s management on company-wide compensation programs and practices.

Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to retain a compensation consultant to advise the Committee on executive compensation practices and policies, or any other matters within its charter. In 2012, no compensation consultant was engaged for employee or executive compensation.

Role of Executives in Establishing Compensation

At the invitation of the Compensation Committee, select executives attend Compensation Committee meetings. The Corporation’s Chief Executive Officer and other members of management regularly attend meetings of the Compensation Committee. The Director — Human Resources and Administration prepares information for review with the Chief Executive Officer, which he then presents to the Compensation Committee at each meeting. In addition, the Compensation Committee periodically assigns special action items or compensation programs to be researched and reported on to the Committee by executives.

Each year during the fourth quarter, management makes a general recommendation to the Compensation Committee of compensation programs for the Corporation for the coming year. When making the recommendation, the Chief Executive Officer and management consider recent trends in executive compensation, the status of the Corporation’s profitability and performance, as well as retention and other talent management issues.

Setting Executive Compensation

The Corporation has structured the Corporation’s base salaries and non-cash executive compensation to motivate executives to achieve the business goals set by the Corporation and reward the executives for achieving such goals. In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded telecommunications and semiconductor companies (collectively, the “Peer Group”). The Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Corporation competes for talent and for stockholder investment. In developing the Peer Group, the management team provides the Compensation Committee with a Peer Group that is partly derived from a list of various public companies previously purchased from Radford Surveys and Consulting. The Peer Group consists of the following companies:

Applied Micro Circuits Corporation	Anadigics, Inc.
Cavium Networks Inc.	Entropic Communications Inc.
Exar Corporation	Mindspeed Technologies Inc.
Pericom Semiconductor Corporation	PMC-Sierra Inc.
Silicon Image Inc.	Silicon Laboratories, Inc.

For the President and Chief Executive Officer, the Committee reviews and approves corporate goals and objectives relevant to his compensation, makes a performance appraisal in light of those goals and objectives, and establishes and approves the appropriate level of base compensation, bonus and incentive compensation. In determining the long-term incentive component of compensation of the President and Chief Executive Officer, the Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive plan awards to Chief Executive Officers and Presidents at comparable companies, and the awards given to the Corporation’s Chief Executive Officer and President in past years. The Committee then presents its recommendation to the Board of Directors for final approval and ratification. In conjunction with the President and Chief Executive Officer, the Committee directs the management succession planning, particularly for Chief Executive Officer succession.

For the other Named Executive Officers, the Committee, in consultation with the Chief Executive Officer, evaluates their performance and makes recommendations to the Board regarding the appropriate level of base compensation, bonus, and incentive compensation for such officers.

For all Named Executive Officers, the Committee, in consultation with management, reviews and approves annually any employment agreements, severance agreements and change in control agreements or provisions, when and if appropriate, and any special or supplemental benefits.

For all employees, including Named Executive Officers, in consultation with management, the Committee designs and approves incentive plans, including any equity-based compensation, to allow the Corporation to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders. In addition, the Committee submits each equity-based compensation plan and each material modification thereof to the Board for its approval. The Committee takes actions that may be necessary or advisable to implement and administer the Corporation’s incentive compensation plans, all in accordance with the terms of such plans.

For directors, the Committee evaluates and recommends to the full Board the appropriate level of director compensation and takes primary responsibility for ensuring that any payments to directors, other than in their capacity as directors, are fully and properly disclosed.

The Committee regularly communicates with the Board in order to ensure that the Board is fully informed of the Corporation’s compensation policies and other issues within the Committee’s jurisdiction. The Committee exercises such additional powers as may be reasonably necessary or desirable, in the Committee’s discretion, to fulfill its responsibilities and duties under its Charter.

The Compensation Committee has adopted a policy regarding the recovery or adjustment of performance incentive plan awards, already paid, in the event relevant corporate performance measures are restated in a manner that would have reduced a previously granted award’s size or payment. To the extent permitted by governing law, the Board will seek reimbursement of incentive compensation paid to any executive officer in the event of a restatement of the Corporation’s financial results that would have reduced a previously granted award’s size or payment. In that event, in the discretion of the Compensation Committee depending on the specific circumstances, the Board will seek to recover either (i) the entire amount of the incentive award or (ii) the amount of the award paid to an executive officer which is in excess of the amount that would have been paid based on the restated financial results.

2012 Executive Compensation Components

The following is a summary of the principal components of compensation for Named Executive Officers. There are four major elements that comprise the Corporation’s compensation of Named Executive Officers: (i) Base Salary, (ii) Short-Term Incentive Plan, (iii) Long-Term Incentive Plan and (iv) Retirement and Other Health/Welfare Benefits.

For 2012, the base annual salaries and short-term target incentives for our Named Executive Officers are shown in the table below. This level of compensation for most executives is currently below the 50th percentile of our Peer Group.

Named Executive Officer	Annual Base Salary(1)	Target Incentive(2)
M. Ali Khatibzadeh	$350,000	60%
Robert Bosi	336,000	40%
Amir Bar-Niv	250,000	40%
Theodore Chung	250,000	40%
Haim Moshe	250,000	40%

(1)	Annual base salary in effect as of December 31, 2012.
(2)	Target Incentive represents a target percentage of annual base salary to be paid in Restricted Stock Units pursuant to the 2012 Short-Term Incentive Plan.

Base Salary

The Corporation provides Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

•	market data;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Corporation’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Committee’s assessment of the individual’s performance.

In April 2010, the Board approved a 10% reduction in cash compensation for Named Executive Officers, effective February 1, 2010. Named Executive Officers received grants of Restricted Stock Units (RSUs) in May 2011 and December 2011 to compensate them for the reduction in cash compensation. This 10% reduction was restored effective January 1, 2012 and reinstated June 16, 2012.

Short-Term Incentive Plan

The Short-Term Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to promote high performance and achievement of corporate goals by all employees, encourage the growth of shareholder value, and allow all employees to participate in the long-term growth and profitability of the Corporation.

The Short-Term Incentive Plan assists the Corporation to:

•	Enhance the link between the creation of shareholder value and short-term executive incentive compensation;
•	Provide an opportunity for increased equity ownership by executives; and
•	Maintain competitive levels of total compensation.

For 2012, the Short-Term Incentive Plan for non-sales executives was structured as follows:

•	A target amount of annual base salary to be paid in Restricted Stock Units;
•	A minimum threshold of 90% of the Corporation’s Revenue goal and 90% of the Corporation’s Non-GAAP Operating Income Goal;
•	Specific performance factors for each executive with weightings.

The awards to the Named Executive Officers under the Short-Term Incentive Plan are contingent upon actual results achieved against the pre-established performance targets set by the Compensation Committee. These key targets are aligned with the Corporation’s goals so that the Named Executive Officers are rewarded in line with our pay-for-performance philosophy. They are achievable yet ambitious enough so that in any given year not all of them will be achieved. The table below shows the specific performance factors and weightings for each Named Executive Officer for 2012:

Named Executive Officer	Performance Factor	Weight
M. Ali Khatibzadeh	Corporate fiscal year revenue target	90%
	Corporate fiscal year non-GAAP operating income target	10%
Robert Bosi	Corporate fiscal year revenue target	90%
	Corporate fiscal year non-GAAP operating income target	10%
Amir Bar-Niv	Business Unit fiscal year revenue target	60%
	Business Unit fiscal year non-GAAP operating income target	20%
	Goals for the High Speed Interconnect Business Unit	20%
Haim Moshe	Business Unit fiscal year revenue target	50%
	Goals for the TranSwitch Israel organization	50%

No Named Executive Officer received any award for 2012 under the Short-Term Incentive Plan because the minimum thresholds relating to corporate financial performance were not achieved.

For 2012, the structure of the Short-Term Incentive Plan for Mr. Chung and the sales organization was as follows:

•	A target amount of annual base salary to be paid in cash and Restricted Stock Units;
•	For cash awards, a minimum threshold of 80% of the individual’s revenue goal must be achieved;
•	For achievement of revenue goals between 80% and 100%, a cash award corresponding to the percent achieved times the weighted target cash award;
•	For exceeding the revenue goals, a cash award equaling 100% of the weighted target cash award plus a percentage of the revenue over 100%;
•	For achievement of customer specific objectives; an RSU award corresponding to the percent achieved times the weighted target.

Named Executive Officer	Performance Factor	Weight
Theodore Chung	Corporate fiscal year revenue target	50%
	Specific customer objectives	50%

In 2012, Mr. Chung did not receive any award relative to the corporate fiscal year revenue target because the minimum thresholds relating to corporate financial performance were not achieved.

Mr. Chung received 224 Restricted Stock Units for achieving certain customer objectives in the first quarter of 2012 and 1,367 RSUs for achieving certain customer objectives in the second quarter of 2012. On August 8, 2012, Mr. Chung resumed his former position of Vice President – Business Development and was no longer included in the Sales Incentive Plan.

For 2013, the structure of the Short-Term Incentive Plan is as follows:

•	A target amount of annual base salary to be paid in Restricted Stock Units;
•	For any award to be payable, a minimum threshold of 90% of the Corporation’s revenue goal and 90% of the Corporation’s non-GAAP operating income goal must be achieved;
•	Specific performance factors for each executive with weightings.

The target award amounts for the Named Executive Officers were unchanged, that is, 60% of base salary for Dr. Khatibzadeh and 40% for the other Named Executive Officers. So that all Named Executive Officers are focused on revenue and non-GAAP operating income, the weightings for Mr. Bar-Niv and for Mr. Moshe were changed to be the same as for Dr. Khatibzadeh and Mr. Bosi. The table below shows the specific performance factors and weightings for each Named Executive Officer for 2013, except for Mr. Chung whose employment with the Corporation was terminated on March 29, 2013:

Named Executive Officer	Performance Factor	Weight
M. Ali Khatibzadeh	Corporate fiscal year revenue target	90%
	Corporate fiscal year non-GAAP operating income target	10%
Robert Bosi	Corporate fiscal year revenue target	90%
	Corporate fiscal year non-GAAP operating income target	10%
Amir Bar-Niv	Corporate fiscal year revenue target	90%
	Corporate fiscal year non-GAAP operating income target	10%
Haim Moshe	Corporate fiscal year revenue target	90%
	Corporate fiscal year non-GAAP operating income target	10%

Long-Term Incentive Plan

The Long-Term Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to enable the Corporation to attract and retain key employees, encourage the growth of shareholder value, and allow these employees to participate in the long-term growth and profitability of the Corporation.

The Long-Term Incentive Plan assists the Corporation to:

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

In May 2012, the Board granted the following amounts of Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan to these Named Executive Officers: Dr. Khatibzadeh — 100,000, Mr. Bar-Niv — 20,000, Mr. Bosi — 12,000, Mr. Moshe — 20,000, and Mr. Chung — 20,000. These awards vest 100% three years from the grant date (except for the award to Mr. Chung, whose employment with the Company was terminated on March 29, 2013 — Please see Potential Payments Upon Termination of Employment and Potential Payments Upon Change-in-Control below).

Retirement and Other Health/Welfare Benefits

The Corporation provides Named Executive Officers with retirement and other personal benefits. The Corporation and the Committee believe these benefits are reasonable and consistent with its overall compensation program to better enable the Corporation to attract and retain superior employees for key positions. The Committee periodically reviews the levels these personal benefits provided to Named Executive Officers.

The Corporation sponsors a 401(k) retirement plan that permits all U.S. Employees, including those Named Executive Officers in the U.S., to electively defer a portion of their salary on a pre-tax basis into the plan. The Corporation’s matching contribution was suspended effective July 1, 2009. No other qualified or non-qualified retirement plans are sponsored by the Corporation for its U.S. employees. For its international employees, the Corporation participates in retirement plans customary with employment practices in the particular country. In Israel, for example, the Corporation participates in both the Manager’s Insurance Fund and the Academic Fund.

The Named Executive Officers are eligible to receive the same health and welfare benefits that are generally available to our other employees and they contribute to their benefit premium on the same terms that as other employees under the same plan and level of coverage. These benefits programs include health, dental and vision insurance, health and dependent care flexible spending accounts, short-term and long-term disability, life insurance and supplemental life insurance, accidental death and dismemberment, employee assistance program and certain other benefits.

The Named Executive Officers may also participate in our shareholder approved Employee Stock Purchase Plan which enables all employees to purchase shares of our common stock at a price equal to 85% of the fair market value of the common stock on the enrollment date or the exercise date, whichever is lower. Additional compensation may be obtained by participating in our patent award program or our education assistance program, which are available to all employees.

In addition to the basic life insurance coverage for all employees equal to twice their base salary up to a maximum of $500,000, Named Executive Officers are provided executive term life insurance coverage equal to $1,000,000 for the Chief Executive Officer and $500,000 for the other Named Executive Officers.

The Corporation has entered into employment agreements with Dr. Khatibzadeh, Mr. Bar-Niv and Mr. Moshe and a letter agreement with Mr. Bosi. The Corporation also has agreements containing change of control severance provisions with Mr. Bosi, Mr. Bar-Niv and Mr. Moshe. The change of control severance provisions are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements is provided under the heading “Potential Payments Upon Termination of Employment and Potential Payments Upon Change-in-Control” below.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Corporation may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Corporation believes that compensation paid under the Corporation’s incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Assessment of Risk

In the design of executive compensation plans, the Committee considers the desired behavior the Committee wants to incent and how that behavior relates to increasing shareholder value. The Committee does not feel that there are any compensation-related risks that are reasonably likely to have a material effect on the Corporation.

Certain key aspects of our compensation plans that address potential risks are as follows:

—	The structure of our incentive plans is the same for all employees worldwide, including executives. The Board reviews and approves the incentive plans annually. All awards that involve equity grants require Board approval.
—	The Short-Term Incentive Plan focuses on the execution of the current year’s Operating Plan and its awards are tied to key short-term (annual) financial metrics (e.g., revenue and profitability) in that plan. The Committee believes that the target amount of compensation in the Short-Term Incentive Plan is large enough to incent desired employee behavior but not so large, as a percent of an employee’s total compensation, as to encourage excessive risk taking to achieve the targets. In addition, the Board monitors performance to the Operating Plan on a regular basis and can adjust the Short-Term Incentive Plan if necessary.
—	The awards in the Short-Term Incentive Plan for non-sales personnel are in the form of Restricted Stock Units which vest after one year, promoting equity ownership by officers and employees and supporting the creation of shareholder value.
—	Cash compensation for sales personnel for revenue generation is a small percentage of the revenue, and is only paid on the achievement of minimum revenue thresholds. Commissions are only paid after revenue is recognized.
—	Compensation for design wins for sales personnel is paid 100% in Restricted Stock Units rather than in cash and options. These RSUs vest over two years and the focus of the Short-Term Incentive Plan component for design wins is now production-ready wins to targeted customers in order to align with the interest of the shareholders by creating near-term as well as long-term revenue streams.
—	Our Long-Term Incentive Plan with its three year vesting aligns the interests of officers and employees with long-term shareholder interests and supports employee retention. The timing and amount of awards under the Long-Term Incentive Plan are totally at the discretion of the Board.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Gerald Montry (Chairman)
Thomas Baer
Herbert Chen

COMPENSATION AND OTHER INFORMATION CONCERNING
NAMED EXECUTIVE OFFICERS

Named Executive Officers

Listed below are the Corporation’s Named Executive Officers and their respective backgrounds, excluding Dr. M. Ali Khatibzadeh who is listed under the “Nominee” section of “Proposal No. 1: Election of Directors” in this Proxy Statement.

Mr. Robert A. Bosi, 57, Vice President and Chief Financial Officer, has over 30 years of financial management experience. He has served in this position since January 4, 2008. Prior to joining the Corporation, Mr. Bosi held the positions of VP — Finance/Chief Financial Officer for Curtiss-Wright Corporation from 1991 to 2001 and VP — Chief Financial Officer for Vesper Corporation from 2002 to 2004. Since 2004, Mr. Bosi has been a partner with Tatum LLC where he filled the positions of Interim Senior Vice President and Chief Financial Officer of Concord Camera Corporation from 2004 to 2005 and Acting Chief Financial Officer of Monitor Oil PLC from 2006 to 2007. Mr. Bosi has a B.A. in accounting from William Paterson University and an M.B.A. from Fairleigh Dickinson University. Also, Mr. Bosi is a Certified Public Accountant, a Certified Management Accountant and a Certified Financial Manager.

Mr. Amir Bar-Niv, 48, Senior Vice President & GM — High Speed Interconnect Business, joined TranSwitch in 2006, with the acquisition of Mysticom, and is responsible for the high-speed interconnect product line. He has over 19 years of engineering experience in the communication and consumer electronic semiconductor industries, including 10 years of executive management experience in R&D and marketing. Prior to joining TranSwitch, Mr. Bar-Niv co-founded Mysticom (1997) — a design house for mixed-signal/DSP PHY cores in Israel. Before Mysticom, Mr. Bar-Niv was an engineering manager at National Semiconductor (1991 – 1997) and lead system and VLSI designs of modems and high-speed interfaces, in Israel and USA sites. He holds a BScEE, magna cum laude, from Tel-Aviv University, Israel, and an MBA, cum laude, from Phoenix University, Arizona.

Mr. Haim Moshe, 54, Senior Vice President and GM — TranSwitch Israel, has over twenty-five years of technical and management experience in communications and VLSI. Prior to joining TranSwitch in 2006, Mr. Moshe founded OptiX Networks in 2000 — a company that developed 40Gbps network devices such as Optical Transport Networks (OTNs) and Forward Error Corrections (FECs). Before OptiX Networks, Mr. Moshe held the position of vice president of Engineering at Novanet Semiconductor. Prior to that, he led the ASIC team and then the hardware team at Scorpio Communications. He began his career as a VLSI engineer at National Semiconductor, Israel, working on the development of microprocessors and pc-peripherals. Mr. Moshe holds a BScEE from Ben-Gurion University, Israel and an MBA, cum laude, from Bar-Ilan University, Israel.

Former Named Executive Officer

Mr. Theodore Chung, 39, Vice President of Business Development, started with the Corporation in 2001 and held several management positions in the Corporation prior to assuming his current position in October 2011. Mr. Chung also served as Interim Chief Financial Officer and Treasurer from January 12, 2007 through January 4, 2008. Prior to joining the Corporation, Mr. Chung was Director, Business Development for Lydstrom, Inc., a maker of internet-enabled set-top boxes. From 1997 to 2000, he was with Fahnestock & Co., where he worked in Structured Finance both as an associate and later as a vice president. He earned a Juris Doctor (J.D.) degree from Columbia Law School in New York City, and a Bachelor of Arts Degree, magna cum laude, in Economics from Columbia University, New York City. Mr. Chung’s employment with the Corporation was terminated on March 29, 2013.

Executive Compensation

The following table sets forth the compensation earned by the Named Executive Officers for services rendered in all capacities to the Corporation for the fiscal years ended December 31, 2010, 2011 and 2012, as applicable. The amount for salary for all years for all Named Executive Officers reflects the 10% reduction in cash compensation instituted on February 1, 2010, restored effective January 1, 2012 and reinstituted on June 16, 2012. The amount for equity awards for 2011 and 2010 includes those Restricted Stock Units granted as compensation for the cash reduction. No Restricted Stock Units have been granted to date as compensation for the cash reduction in 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $(1)	Option Awards $(1)	All Other Compensation $(2)	Total $
Dr. M. Ali Khatibzadeh(3) President and Chief Executive Officer	2012	333,846	0	174,000	0	1,242	509,088
	2011	315,000	0	335,006	0	1,242	651,248
	2010	319,038	0	282,312	0	1,242	602,592
Mr. Robert Bosi(4) Vice President and Chief Financial Officer, Principal Accounting Officer	2012	320,492	0	20,880	0	2,322	343,694
	2011	302,400	0	110,605	0	2,322	415,627
	2010	306,277	0	134,901	0	2,322	443,500
Mr. Amir Bar-Niv(5) Senior Vice President and GM – High Speed Interconnect Business	2012	243,880	0	34,800		769	279,449
	2011	201,462	136,172	202,191	0	636	540,461
Mr. Haim Moshe(6) Senior Vice President and GM – TranSwitch Israel	2012	229,052	18,414	34,800	0	51,600	333,866
	2011	235,568	12,996	203,602	0	45,861	498,207
Mr. Theodore Chung(7) Former Vice President – Business Development	2012	238,462	0	40,906	0	1,001	280,369
	2011	216,346	0	124,044	0	953	341,343
	2010	205,096	0	100,374	0	927	306,397

(1)	These columns show for awards of stock and options the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Please refer to Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 25, 2013 for a discussion of the assumptions used to calculate the value of stock awards and option awards.
(2)	Includes payments of life insurance premiums. Also includes Manager’s Insurance Fund and Academic Fund contributions for Mr. Moshe.
(3)	Dr. Khatibzadeh was appointed President and Chief Executive Officer on December 1, 2009.
(4)	Mr. Bosi was appointed Vice President and Chief Financial Officer on January 4, 2008.
(5)	Mr. Bar-Niv is currently the Senior Vice President and GM — High Speed Interconnect Business. He was Vice President — Systems and Applications from November 1, 2007 through October 1, 2011. He was promoted to his present position and became a named executive officer in 2011. Accordingly, no information is provided for 2010. In 2011, his bonus included commission payments of $129,372 and a bonus for a patent of $6,800.
(6)	Mr. Moshe is currently the Senior Vice President and GM — TranSwitch Israel. He was Vice President and GM — TranSwitch Israel from December 12, 2007 through October 1, 2011. He was promoted to his present position and became a named executive officer in 2011. Accordingly, no information is provided for 2010. Mr. Moshe is compensated by our Israeli subsidiary in New Israeli Shekels and his compensation is therefore subject to exchange rate fluctuations. In 2012, his bonus included commission payments of $18,414. His other compensation includes contributions by the Corporation to the Manager’s Insurance Fund and to the Academic Fund. For 2012, these amounts equaled approximately $30,921 and $14,940 respectively.
(7)	Mr. Chung’s employment with the Corporation was terminated on March 29, 2013. He was Vice President — Business Development from October 12, 2006 through October 1, 2011 and also simultaneously served as the Corporation’s Interim Chief Financial Officer from January 12, 2007 through January 4, 2008. He was the Vice President — Business Development and Worldwide Sales from October 1, 2011 through August 8, 2012 and the Vice President — Business Development from August 8, 2012 to March 29, 2013.

Grants of Plan Based Awards

The following table contains information concerning the equity incentive plan awards for each Named Executive Officer granted during the fiscal year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
M. Ali Khatibzadeh(3)	5/17/2012				100,000			174,000
Robert Bosi(4)	5/17/2012				12,000			20,880
Amir Bar-Niv(5)	5/17/2012				20,000			34,800
Theodore Chung(6)	3/22/2012				224			596
	5/17/2012				20,000			34,800
	5/17/2012				3,167			5,511
Haim Moshe(7)	5/17/2012				20,000			34,800

(1)	The material terms of these awards are discussed above under the heading “Compensation Discussion and Analysis.”
(2)	The value of the stock awards is based on the fair value on the grant date of such awards determined pursuant to FASB ASC Topic 718. The grant date fair value of RSU awards is 100% of the fair market value of the shares on the award date. The actual future value of the award will depend on the market value of the Corporation’s Common Stock at such date in the future when the award vests.
(3)	Dr. Khatibzadeh was granted 100,000 RSUs on May 17, 2012 under the Long-Term Incentive Plan. These RSUs will vest 100% on the third anniversary of the grant date.
(4)	Mr. Bosi was granted 12,000 RSUs on May 17, 2012 under the Long-Term Incentive Plan. These RSUs will vest 100% on the third anniversary of the grant date.
(5)	Mr. Bar-Niv was granted 20,000 RSUs on May 17, 2012 under the Long Term Incentive Plan. These RSUs from the Long Term Incentive Plan vest 100% on the third anniversary of the grant date.
(6)	Mr. Chung was granted 224 RSUs on March 22, 2012 and 3,167 RSUs on May 17, 2012 under the Sales Incentive Plan. These RSUs were scheduled to vest over two years (50% per year). Mr. Chung was also granted 20,000 RSUs on May 17, 2012 under the Long-Term Incentive Plan which were scheduled to vest 100% on the third anniversary of the grant date. The vesting of Mr. Chung’s unvested RSUs was accelerated as a result of the termination of his employment on March 29, 2013.
(7)	Mr. Moshe was granted 20,000 RSUs on May 17, 2012 under the Long Term Incentive Plan. These RSUs vest 100% on the third anniversary of the grant date.

Outstanding Equity Awards At Fiscal Year-End

The following table contains information concerning the outstanding equity awards for each Named Executive Officer as of December 31, 2012:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
M. Ali Khatibzadeh	123,456	41,152	2.43	12/9/2016
	17,169	5,723	2.43	12/9/2016
					34,375	20,969
					104,167	63,542
					95,269	58,114
					100,000	61,000
Robert Bosi	23,438	1,562	2.00	3/18/2016
					32,084	19,571
					24,445	14,911
					12,000	7,320
Amir Bar-Niv	625	0	16.88	5/18/2013
	7,500	0	2.64	1/15/2016
	708	0	2.00	3/18/2016
	125	0	2.43	12/9/2016
	1,058	0	2.32	12/11/2015
	3,125	0	11.04	1/26/2014
	2,500	0	12.40	4/5/2014
	2,500	0	12.40	4/5/2014
	1,485	0	13.20	5/24/2014
	598	0	12.64	8/7/2014
	468	0	8.40	11/5/2014
	2,500	0	7.12	12/13/2014
	468	0	5.52	3/18/2015
	743	0	6.00	5/22/2015
	1,016	0	5.12	8/7/2015
					25,667	15,657
					47,620	29,048
					10,000	6,100
					20,000	12,200
Theodore Chung	525	0	14.72	1/26/2013
	2,500	0	14.32	3/1/2013
	1,737	0	16.88	5/18/2013
	1,231	0	13.28	8/10/2013
	793	0	11.84	10/12/2013
	3,125	0	12.40	12/12/2013
	9,375	0	2.64	1/15/2016
	341	0	2.00	3/18/2016
	1,008	0	2.32	12/11/2015
	2,500	0	12.40	4/5/2014
	2,448	0	13.20	5/24/2014
	1,875	0	12.64	8/7/2014

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	625	0	12.64	8/7/2014
	281	0	8.40	11/5/2014
	1,250	0	5.52	3/18/2015
	281	0	5.52	3/18/2015
	358	0	6.00	5/22/2015
	9,375	0	5.12	8/7/2015
	992	0	5.12	8/7/2015
					25,667	15,657
					31,747	19,366
					224	137
					20,000	12,200
					3,167	1,932
Haim Moshe	1,450	0	16.88	5/18/2013
	6,250	0	16.88	5/18/2013
	1,025	0	13.28	8/10/2013
	662	0	11.84	10/12/2013
	625	0	11.84	10/12/2013
	7,500	0	2.64	1/15/2016
	303	0	2.00	3/18/2016
	896	0	2.32	12/11/2015
	477	0	11.04	1/26/2014
	1,530	0	13.20	5/24/2014
	390	0	12.64	8/7/2014
	176	0	8.40	11/5/2014
	2,500	0	7.12	12/13/2014
	176	0	5.52	3/18/2015
	318	0	6.00	5/22/2015
	3,750	0	5.12	8/7/2016
	881	0	5.12	8/7/2016
					25,667	15,657
					47,620	29,048
					10,000	6,100
					20,000	12,200

Option Exercises And Stock Vested

The following table sets forth information regarding the exercise of stock options and the vesting of Restricted Stock Units for each Named Executive Officer during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
M. Ali Khatibzadeh			7,402	20,430
			34,375	24,406
Robert Bosi			7,106	19,613
			21,304	21,730
Amir Bar-Niv			5,287	14,592
			3,000	5,490
Theodore Chung			5,287	14,592
			18,116	18,478
Haim Moshe			5,160	14,242
			13,883	14,161

(1)	The dollar amounts shown for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Common Stock on the vesting date.

Potential Payments Upon Termination of Employment and Potential Payments Upon Change-in-Control

President and Chief Executive Officer

Dr. M. Ali Khatibzadeh, our President and Chief Executive Officer, has a written employment agreement, dated November 5, 2009, and amended June 27, 2012, which is currently in effect on a year-to-year basis unless either party gives written notice of termination to the other not later than thirty days before the renewal date.

There are three conditions under which Dr. Khatibzadeh will be entitled to separation benefits: (i) termination without cause; (ii) termination for good reason; and (iii) termination as a result of change in control, each as further described below:

(i)	Termination without cause is any reason other than (a) termination on the termination date of the agreement, (b) termination due to his death, (c) termination due to his voluntary termination, (d) termination due to his disability, (e) termination for cause, (f) termination for good reason, and (g) termination as result of change in control.
(ii)	Dr. Khatibzadeh may terminate the employment agreement for good reason, subject to certain time requirements, following the occurrence, without his prior written consent, of any of the following events: (a) he is demoted from the position he held at the effective date of the agreement or the responsibilities which are assigned to him at the effective date or the titles which he holds at the effective date are materially adversely changed; or (b) there is a material reduction in his total compensation, provided such material reduction is also not made to the compensation of similarly situated executives of the Corporation.
(iii)	Termination as a result of change in control is termination following the occurrence of any of the following events: (a) acquisition by a third party of 51% or more of the combined voting power of the Corporation’s outstanding securities, (b) change within a two-year period of the directors who constitute at least a majority of the members of the directors of the Corporation, (c) a corporate transaction including but not limited to a merger or consolidation, (d) liquidation of the Corporation and (e) certain other events as set forth in the employment agreement.

In the event Dr. Khatibzadeh is terminated under any of the three conditions above, the Corporation shall pay him a sum equal to the sum of (i) the entire amount of his annual base salary as in effect immediately prior to the termination, and (ii) a cash amount equal to the Short-Term Incentive Award that he earned in the last 12 months prior to termination. In addition, one hundred percent of any unvested stock options and RSUs awarded to Dr. Khatibzadeh shall vest upon termination. Dr. Khatibzadeh would also have the right to continue to participate in certain health and dental plans, subject to certain limitations, upon such termination.

Assuming Dr. Khatibzadeh is entitled to benefits as a result of a termination under one of the conditions above as of December 31, 2012, he would be entitled to the following amounts:

Executive	Annual Base Salary	Amount of Short-Term Incentive Award during last 12 months	Value of Acceleration of Unvested Stock Options and RSUs	Value of Health and Dental Benefits	Total Termination or Change of Control Payment
M. Ali Khatibzadeh	$350,000	$0	$227,906	$58,851	$636,757
Vice President and Chief Financial Officer

The Company entered into a letter agreement with Mr. Robert Bosi, our Vice President and Chief Financial Officer, dated February 13, 2009. The agreement continues in effect until terminated by the Corporation. Mr. Bosi is also party to a Change of Control Agreement as described below.

If Mr. Bosi is terminated for just cause, he will not be entitled to receive any severance or other termination benefits. Per the terms of the letter agreement, at the election of the Corporation for reason other than just cause, the Corporation may immediately terminate the employment of Mr. Bosi by giving written notice of its intention to terminate. In this case, Mr. Bosi is entitled to severance payments equal to the sum of 6 months’ salary. In addition, the Corporation shall pay his normal post-termination benefits in accordance with the Corporation’s retirement, insurance and other benefit plans and arrangements.

Assuming Mr. Bosi is entitled to benefits as a result of a termination as of December 31, 2012, he would be entitled to the following amounts:

Executive	Six Months’ Base Salary	Value of Retirement, Insurance and Benefit Plans	Total Termination Payment
Robert Bosi	$168,000	$10,276	$178,276
Senior Vice President and GM — HSI Business

Mr. Amir Bar-Niv, our Senior Vice President and GM — HSI Business, has a written employment agreement, dated May 17, 2012. This agreement replaces a Change of Control agreement between the Corporation and Mr. Bar-Niv dated January 4, 2012.

There are three conditions under which Mr. Bar-Niv will be entitled to separation benefits: (i) termination without cause; (ii) termination for good reason; and (iii) termination as a result of change in control, each as further described below:

(i)	Termination without cause is any reason other than (a) termination due to his death, (b) termination due to his voluntary termination, (c) termination due to his disability, (d) termination for cause, (e) termination for good reason, and (f) termination as result of change in control.
(ii)	Mr. Bar-Niv may terminate the employment agreement for good reason, subject to certain time requirements, if, without his prior written consent, there is a material reduction in his base salary.
(iii)	Termination as a result of change in control is termination following the occurrence of any of the following events: (a) acquisition by a third party of 51% or more of the combined voting power of the Corporation’s outstanding securities, (b) a corporate transaction including but not limited to a merger or consolidation, (c) liquidation of the Corporation and (d) certain other events as set forth in the employment agreement.

In the event Mr. Bar-Niv is terminated under any of the three conditions above, the Corporation shall pay him nine months of his annual base salary as in effect immediately prior to the termination. In addition, one hundred percent of the unvested stock options and one hundred percent of the unvested RSUs awarded to

Mr. Bar-Niv shall vest upon termination. Mr. Bar-Niv would also have the right to continue to participate in certain health and dental plans, subject to certain limitations, upon such termination.

Assuming Mr. Bar-Niv is entitled to benefits as a result of a termination under one of the conditions above as of December 31, 2012, he would be entitled to the following amounts:

Executive	Nine Months’ Base Salary	Value of Acceleration of Unvested Stock Options and RSUs	Value of Health and Dental Benefits	Total Termination or Change of Control Payment
Amir Bar-Niv	$187,500	$63,493	$22,069	$273,062
Former Vice President — Business Development

Mr. Theodore Chung, our former Vice President — Business Development, had a written employment agreement, dated May 17, 2012. Mr. Chung’s employment with the Corporation was terminated on March 29, 2013.

There are three conditions under which Mr. Chung was entitled to separation benefits: (i) termination without cause; (ii) termination for good reason; and (iii) termination as a result of change in control, each as further described below:

(i)	Termination without cause was any reason other than (a) termination due to his death, (b) termination due to his voluntary termination, (c) termination due to his disability, (d) termination for cause, (e) termination for good reason, and (f) termination as result of change in control.
(ii)	Mr. Chung could terminate the employment agreement for good reason, subject to certain time requirements, if, without his prior written consent, there was a material reduction in his base salary.
(iii)	Termination as a result of change in control is termination following the occurrence of any of the following events: (a) acquisition by a third party of 51% or more of the combined voting power of the Corporation’s outstanding securities, (b) a corporate transaction including but not limited to a merger or consolidation, (c) liquidation of the Corporation and (d) certain other events as set forth in the employment agreement.

In the event Mr. Chung was terminated under any of the three conditions above, the Corporation would have been required to pay him nine months of his annual base salary as in effect immediately prior to the termination. In addition, one hundred percent of the unvested stock options and one hundred percent of the unvested RSUs awarded to Mr. Chung would have vested upon termination. Mr. Chung would also have the right to continue to participate in certain health and dental plans, subject to certain limitations, upon such termination.

As a result of Mr. Chung’s employment with the Corporation being terminated on March 29, 2013, he will be receiving the following separation payment amounts in 2013:

Executive	Nine Months’ Base Salary	Value of Acceleration of Unvested Stock Options and RSUs	Value of Health and Dental Benefits	Total Termination or Change of Control Payment
Theodore Chung	$187,500	$65,452	$1,475	$254,427
Vice President and GM — TranSwitch Israel

Mr. Haim Moshe, our Vice President and GM — TranSwitch Israel, has a written employment agreement, dated February 1, 2006. The agreement continues in effect until terminated by either the Corporation or Mr. Moshe upon 90 days’ written notice. Mr. Moshe is also party to a Change of Control Agreement as described below.

At the election of the Corporation for a reason other than cause, the Corporation may terminate the employment of Mr. Moshe by giving 90 days’ written notice of its intention to terminate. In this case, Mr. Moshe is entitled to his current level of compensation during the 90 day notice period. In addition, Mr. Moshe is entitled to receive the entire accrued amount of the Manager’s Fund and the Academic Fund.

Assuming Mr. Moshe is entitled to benefits as a result of a termination as of December 31, 2012, he would be entitled to the following amounts:

Executive	Three Months’ Base Salary	Total Termination Payment
Haim Moshe	$62,500	$62,500
Change of Control Agreements

Mr. Bosi and Mr. Moshe have entered into identical Change of Control Agreements with the Corporation dated January 4, 2012 (the “Agreements”). As described above, Mr. Bosi also has a written termination agreement with the Corporation dated February 13, 2009 and Mr. Moshe has an employment contract dated February 1, 2006. Pursuant to the Agreements, if an executive’s employment is terminated within 12 months following a Change of Control (as defined in the Agreements) (i) for any reason other than death, disability, resignation, retirement or Cause (as defined in the Agreements), or (ii) by an Officer for Good Reason (as defined in the Agreements), the Agreements provide that: (a) the Corporation will pay such executive his then-current base salary for a period of 9 months following such termination; (b) all unvested stock options and restricted stock units shall vest upon such termination; and (c) if such executive submits the required documentation to the Corporation within the applicable time periods, the Corporation will continue to pay on such executive’s behalf 100% of the premiums to continue coverage under the Corporation’s group health plan until the earlier of: (i) 9 months from the date of termination; (ii) the date such executive reaches normal retirement age; (iii) such executive’s cancellation of such coverage in writing; (iv) the date such executive becomes eligible for coverage under another group health plan; or (v) the date on which any severance payment under the Agreement is forfeited due to a material breach of any written agreement between the Corporation and such executive.

The Agreements also provide that an executive shall not be entitled to the severance payments (or any remaining severance payments) if, at the time such payments are to be made, such executive is in material breach of any written agreement between the Corporation and such executive, including but not limited to breaches of provisions related to confidentiality, non-competition, non-solicitation, non-disclosure, return of company property and non-disparagement.

Assuming the following executives are entitled to benefits as a result of a termination and change of control as of December 31, 2012, they would be entitled to the following amounts:

Executive	Nine Months’ Base Salary	Value of Acceleration of Unvested Stock Options and RSUs	Value of Health and Dental Benefits	Total Termination or Change of Control Payment
Robert Bosi	$252,000	$45,615	$15,414	$313,029
Haim Moshe	$187,500	$63,256	$0	$250,756

AUDIT COMMITTEE REPORT

The Audit Committee consists of Messrs. Sam Srinivasan (Chairman), Faraj Aalaei, and Gerald Montry. Each of them is independent within the meaning of the Corporation’s director independence standards and the director independence standards of the NASDAQ Stock Market Inc. As such, the Board of Directors has determined that none of the committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management. The Audit Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Corporation. Mr. Srinivasan serves as Chairman of the Audit Committee. Mr. Montry and Mr. Srinivasan are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended.

The Audit Committee oversees the Corporation’s accounting and financial reporting functions, including matters relating to the appointment and activities of the Corporation’s independent auditors. The Audit Committee regularly discusses with management and the independent auditors the financial information developed by the Corporation, the Corporation’s internal controls and auditors’ audit process. Each fiscal year the Audit Committee appoints the independent auditors and reviews periodically the auditors’ performance and independence from management. The Audit Committee met with the independent auditors (both with and without the presence of the Corporation’s management) to review and discuss the matters required to be discussed by auditing standards, including the Corporation’s consolidated financial statements, the report of the independent auditors on the results, scope and terms of their work, and their assessment and recommendations concerning the financial practices, controls, procedures and policies employed by the Corporation.

The Board of Directors has adopted a written charter for the Audit Committee setting forth the audit related functions the Committee is to perform. The charter is reviewed on an annual basis. This year, the Audit Committee reviewed the Corporation’s audited consolidated financial statements and met with both management and Marcum LLP, the Corporation’s independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Marcum LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from and discussed with Marcum LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence. The Audit Committee also discussed with Marcum LLP any matters required to be discussed by auditing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012.

THE AUDIT COMMITTEE
Mr. Sam Srinivasan (Chairman)
Mr. Faraj Aalaei
Mr. Gerald F. Montry

INDEMNIFICATION MATTERS

The Corporation has entered into indemnification agreements with each of its Directors and Named Executive Officers. These agreements require the Corporation to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Corporation.

The Corporation has purchased primary directors’ and officers’ liability insurance from Axis Surplus, Hudson Insurance, Illinois National, Federal Insurance, Continental Casualty and Allied World Assurance, covering all of the Corporation’s Directors and Named Executive Officers at an annual premium cost of $275,875.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL SHAREHOLDERS MEETING

Proposals of shareholders intended for inclusion in the Proxy Statement to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders of the Corporation must be received at the Corporation’s principal executive offices not later than December 24, 2013 and not before November 23, 2013. Notice should be sent to the attention of the Secretary of the Corporation and must contain specific information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In order to curtail controversy as to the date on which a proposal will be marked as received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s Directors, Executive Officers and holders of more than 10% of the Corporation’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation’s Common Stock. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to fiscal 2012 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2012.

RELATED PARTY TRANSACTIONS

Faraj Aalaei, a member of our Board of Directors since October 2008, has been the Chief Executive Officer of Aquantia Corporation (“Aquantia”) since March 2009. TranSwitch entered into a Technology License Agreement with Aquantia on August 3, 2007 and has had an ongoing business relationship with Aquantia since that time. On September 29, 2009, the parties entered into an Amendment to the Technology License Agreement. During 2012, the parties agreed that Aquantia would pay TranSwitch $400,000 to buyout its future royalty obligations under the Technology License Agreement, as amended. Other than as provided herein and as described in the Summary Compensation Table, there were no related party transactions.

Review, Approval or Ratification of Transactions with Related Persons

All transactions with related parties requiring disclosure under United States securities laws are reviewed for potential conflict of interest by our Audit Committee. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of the entry into the related party transaction. In determining whether to approve a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

OTHER MATTERS

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares of Common Stock represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TranSwitch Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  The Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:  That the first paragraph of ARTICLE FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, shall be amended to read in its entirety as follows:

FOURTH.  The total number of shares of all classes of capital stock, which the Corporation shall have authority to issue is 97,625,000 shares, consisting of 97,500,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and 125,000 shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”).

SECOND:  That the shareholders of the Corporation duly adopted such resolution at the Annual Meeting of Shareholders held on _______ __, 2013, in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

THIRD:  The foregoing amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation was duly adopted by the shareholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be executed by Dr. M. Ali Khatibzadeh, its President and Chief Executive Officer, this __ day of ______ __, 2013.

TRANSWITCH CORPORATION

By:	Name: Dr. M. Ali Khatibzadeh Title: President and Chief Executive Officer

A-1

Appendix B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TranSwitch Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That, at a meeting of the Board of Directors held on ________ __, 201_, the Board of Directors of TranSwitch Corporation (the “Corporation”) duly and validly adopted the following resolution:

RESOLVED:	That a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”), effecting a change in Article FOURTH thereof so that said Article FOURTH shall be amended as set forth in Exhibit A hereto, be recommended to the shareholders of the Corporation for their consideration and approval as being in the best interests of the Corporation.

SECOND:  That the shareholders of the Corporation duly adopted such resolution at the Annual Meeting of Shareholders held on May 23, 2013, in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TranSwitch Corporation, has caused this certificate to be executed by its President and Chief Executive Officer, and attested to by its Vice President and Chief Financial Officer, on this __ day of _______ __, 201_.

TRANSWITCH CORPORATION

By:	President and Chief Executive Officer

ATTEST:

By:	Vice President and Chief Financial Officer

B-1

Exhibit A to Appendix B

The first paragraph of Article FOURTH shall be deleted in its entirety and replaced with the following two paragraphs:

Effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”), each [TWO (2) UP THROUGH TWENTY (20)] shares of Common Stock, $.001 par value per share (the “Old Common Stock”), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.001 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be paid out in cash equal to such fraction multiplied by the closing trading price of the Corporation’s Common Stock on the NASDAQ Capital Market, as the case may be, on the trading day immediately before the Effective Date). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

The total number of shares of all classes of capital stock, which the Corporation shall have the authority to issue, is 47,625,000 shares, consisting of 47,500,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and 125,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

B-2

Appendix C

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF DESIGNATION
OF SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
OF TRANSWITCH CORPORATION

(Pursuant to Section 151 of the
Delaware General Corporation Law)

TranSwitch Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

FIRST:  That a Certificate of Designation of Series B Junior Participating Preferred Stock was originally filed with the Secretary of State of the State of Delaware on October 3, 2011, as corrected by a Certificate of Correction on May 22, 2012.

SECOND:  That no shares of Series B Junior Participating Preferred Stock have been issued as of the date of this Certificate of Amendment of Certificate of Designation.

THIRD:  That, at a meeting of the Board of Directors held on _______ __, 201_, of the Board of Directors of the Corporation duly and validly adopted the following resolutions:

RESOLVED:	That the designation and amount, and relative rights, preferences, voting powers and other special rights of the shares of the Corporation’s Series B Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be amended and restated as set forth in Exhibit A attached hereto.
RESOLVED:	That the President, Chief Financial Officer or any Vice President and the Secretary or any Assistant Secretary of the Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to file the Certificate of Amendment of Certificate of Designation in accordance with the provisions of Delaware General Corporation Law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

FOURTH:  That the aforesaid resolutions were duly and validly adopted in accordance with the applicable provisions of Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designation to be executed by its President, Chief Executive Officer, this __day of _______ , 201_.

TRANSWITCH CORPORATION

By:	President and Chief Executive Officer

Exhibit A to Appendix C

Section 1. Designation and Amount.  The shares of this series shall be designated as “ Series B Participating Preferred Stock ” (the “ Series B Preferred Stock ”) and the number of shares constituting the Series B Preferred Stock shall be [ONE HUNDRED THOUSAND (100,000) DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] . Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

Section 2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “ Quarterly Dividend Payment Date ”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate per share amount of all cash dividends, and [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $.001 per share (the “ Common Stock ”), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c) Dividends due pursuant to paragraph (a) of this Section shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights.  The holders of shares of Series B Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided in the Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as set forth herein, or as otherwise required by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares.  Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Amendment.  The Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

Section 9. Rank.  The Series B Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

Appendix D

TRANSWITCH CORPORATION
2005 EMPLOYEE STOCK PURCHASE PLAN
as amended

Article 1  —  Purpose.

This 2005 Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all Eligible Employees (as defined in Article 3) of TranSwitch Corporation (the “Company”), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage Eligible Employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2  —  Administration of the Plan.

The Plan may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

Article 3  — Eligible Employees.

All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year and who have completed at least six (6) months of employment (each an “Eligible Employee”) shall be eligible to receive options under the Plan to purchase common stock of the Company, and all Eligible Employees shall have the same rights and privileges hereunder. Persons who are Eligible Employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become Eligible Employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to Eligible Employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the stock attribution rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4  —  Stock Subject to the Plan.

The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.001 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 250,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5  —  Payment Period and Stock Options.

The first Payment Period during which Eligible Employee’s payroll deductions will be accumulated under the Plan shall commence on July 1, 2005 and shall end on December 31, 2005. For the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on January 1 and ending on June 30 and commencing on July 1 and ending on December 31 of each calendar year.

Twice each year, on the first business day of each Payment Period, the Company will grant to each Eligible Employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 2,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 2,000 shares except for the 2,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 2,000 shares shall be promptly refunded to the participant by the Company. In no event will interest accrue on payroll deductions or any amount refunded to the participant. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

For purposes of the Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

For purposes of the Plan, the term “business day” means a day on which there is trading on the Nasdaq Stock Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Connecticut.

No employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6  —  Exercise of Option.

Each Eligible Employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 2,000-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be promptly refunded to the participant by the Company without interest.

Article 7  —  Authorization for Entering the Plan.

An Eligible Employee may elect to enter the Plan by filling out, signing and delivering, in manual or electronic format, to the Company an authorization:

A.	Stating the whole percentage to be deducted regularly from the employee’s pay;
B.	Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and
C.	Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an Eligible Employee on the first business day of such Payment Period.

Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8  —  Maximum Amount of Payroll Deductions.

An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than five percent (5%) of the employee’s total cash compensation, including base pay or salary and any overtime, or commissions. Total cash compensation will exclude bonus payments or other incentive compensation as determined in the Company’s sole discretion.

Article 9  —  Change in Payroll Deductions.

Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

Article 10  —  Withdrawal from the Plan.

An employee may withdraw from the Plan (in whole but not in part) at any time by delivering a withdrawal notice to the Company no later than ten business days prior to the last day of the Payment Period, in which case the Company will promptly refund the entire balance of the employee’s deductions not previously used to purchase stock under the Plan.

To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new authorization at least ten business days before the first day of the next Payment Period in which he or she wishes to participate. The Eligible Employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an Eligible Employee on the first business day of the Payment Period.

Article 11  —  Issuance of Stock.

Certificates for stock issued to participants shall be delivered or electronic transfer will be effected as soon as practicable after each Payment Period by the Company’s transfer agent.

Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12  —  Adjustments.

Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A. and B. above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A. or B. shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code and other interpretative guidance from the Internal Revenue Service). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 2,000 share limit, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13  —  No Transfer or Assignment of Employee’s Rights.

An employee’s rights under the Plan are the employee’s alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee’s lifetime, only by the employee.

Article 14  —  Termination of Employee’s Rights.

Whenever a participant ceases to be an Eligible Employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

If a participant’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

Nothing in the Plan, or the grant of a option hereunder, shall confer upon a participant any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the participant, with or without cause.

Article 15  —  Termination and Amendments to Plan.

Unless terminated sooner as provided below, the Plan shall terminate on December 31, 2014. The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16  —  Limits on Sale of Stock Purchased under the Plan.

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17  —  Participating Subsidiaries.

The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18  —  Optionees Not Stockholders.

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 — Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20  —  Notice to Company of Disqualifying Disposition.

By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21  — Withholding of Additional Income Taxes.

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22  —  Governmental Regulations.

The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23  —  Governing Law.

The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24  —  Approval of Board of Directors and Stockholders of the Company.

The Plan was adopted by the Board of Directors on March 17, 2005 and was approved by the stockholders of the Company as of May 19, 2005.

Amendments

1.	The Plan was amended by the Board of Directors on August 6, 2009 to increase the maximum number of shares that may be purchased pursuant to the terms of the 2005 Plan by an Eligible Employee from 1,000 shares of Common Stock to 10,000 shares. This amendment took effect on January 1, 2010, the start of the next six month deduction period.
2.	The Plan was amended on November 24, 2009 as a result of the Company’s 1:8 stock split to (i) change the maximum number of shares that may be purchased pursuant to the terms of the 2005 Plan by an Eligible Employee from 10,000 shares of Common Stock to 1,250 shares and (ii) change the aggregate number of shares that may be issued under the Plan from 1,000,000 to 125,000. This amendment took effect on January 1, 2010, the start of the next six month deduction period.
3.	The Plan was amended by the Board of Directors on May 20, 2010 to increase the maximum number of shares that may be purchased pursuant to the terms of the 2005 Plan by an Eligible Employee from 1,250 shares of Common Stock to 2,000 shares and to change the minimum length of service required to participate in the Plan from one year to six months. This amendment took effect on July 1, 2010, the start of the next six month deduction period.
4.	On March 10, 2011, The Board of Directors adopted a recommendation to amend the Plan that would add 125,000 shares of Common Stock to the Plan, thereby making the aggregate number of shares which may be issued pursuant to the Plan 250,000. This recommendation was approved by the stockholders of the Company on May 19, 2011.

Form of Proxy Card Follows

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TSCORP	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TranSwitch Corporation

The Board of Directors recommends that you vote

FOR the following:

		For	Against	Abstain
1.	Election of Directors
Nominees:
	(01) Mr. Faraj Aalaei	☐	☐	☐
	(02) Mr. Thomas H. Baer	☐	☐	☐
	(03) Mr. Herbert Chen	☐	☐	☐
	(04) Dr. M. Ali Khatibzadeh	☐	☐	☐
	(05) Mr. Richard Lynch	☐	☐	☐
	(06) Mr. Gerald F. Montry	☐	☐	☐
	(07) Mr. Sam Srinivasan	☐	☐	☐

The Board of Directors recommends that you vote FOR the following:

		For	Against	Abstain
2.	To ratify the appointment of Marcum LLP as the Corporation’s independent certified public accountants for the fiscal year ending December 31, 2013;	☐	☐	☐
3.	To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock by an additional 50,000,000 shares;	☐	☐	☐
4.	To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock, and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split within the range of one-for-two up to one-for-twenty, or (ii) to not complete the Reverse Split;	☐	☐	☐
5.	To add an additional 100,000 shares to the 2005 Employee Stock Purchase Plan as amended;	☐	☐	☐
6.	To approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in accordance with the rules of the Securities and Exchange Commission; and	☐	☐	☐
7.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.	☐	☐	☐

TranSwitch Corporation Annual Meeting of Stockholders — Thursday, May 23, 2013 Time: 10:00 a.m., local time
Place: Scinto Corporate Park, Tower 3 — Auditorium 3 Corporate Drive, Shelton, CT 06484
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The stockholder(s) hereby appoint(s) Dr. M. Ali Khatibzadeh and Mr. Robert A. Bosi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of TranSwitch Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on Thursday, May 23, 2013 at the Scinto Corporate Park, Tower 3 — Auditorium, 3 Corporate Drive, Shelton, CT 06484, and any adjournment or postponement thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Proxy Statement dated April 22, 2013.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (a) “FOR” the election of the nominees for director named in Item 1 and (b) in accordance with the recommendations of the Board of Directors on the other matters listed on the reverse side of this card; and at their discretion on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE